Exhibit 99.1

News Release | July 14, 2020
Wells Fargo Reports Second Quarter 2020 Net Loss of $2.4 Billion, which Included an $8.4 Billion Increase in the Credit Loss Reserve Driven by Current and Forecasted Economic Conditions
Board of Directors intends to reduce third quarter 2020 common stock dividend to $0.10 per share

•	Financial results:

◦	Net loss of $2.4 billion and diluted loss per share of $0.66

◦	Revenue of $17.8 billion, down from $21.6 billion in second quarter 2019

▪	Net interest income of $9.9 billion, down $2.2 billion

▪	Noninterest income of $8.0 billion, down $1.5 billion

◦	Noninterest expense of $14.6 billion, up $1.1 billion from second quarter 2019

▪	Second quarter 2020 included:

•	Operating losses of $1.2 billion, primarily due to customer remediation accruals

•	Personnel, occupancy, and technology expense of $382 million related to the COVID-19 pandemic

◦	Average loans of $971.3 billion, up $23.8 billion, or 3%, from second quarter 2019; period-end loans of $935.2 billion, down $74.7 billion, or 7%, from first quarter 2020

◦	Average deposits of $1.4 trillion, up $117.7 billion, or 9%, from second quarter 2019; period-end deposits of $1.4 trillion, up $34.2 billion, or 2%, from first quarter 2020

•	Credit quality:

◦	Provision expense of $9.5 billion, up $9.0 billion from second quarter 2019

▪	Net charge-offs of $1.1 billion, up $462 million

•	Net loan charge-offs of 0.46% of average loans (annualized), up from 0.28%

▪	Increase in the allowance for credit losses of $8.4 billion

◦	Nonaccrual loans of $7.6 billion, up $1.7 billion, or 28%

•	Strong liquidity and capital positions:

◦	Liquidity coverage ratio[1] (LCR) of 129%, which continued to exceed the regulatory minimum of 100%

◦	Common Equity Tier 1 (CET1) ratio of 10.9%[2], up from 10.7% in first quarter 2020; the CET1 ratio continued to exceed both the regulatory minimum of 9% and our current internal target of 10%
1 Liquidity coverage ratio (LCR) is calculated as high-quality liquid assets divided by projected net cash outflows, as each is defined under the LCR rule. LCR is a preliminary estimate.
2 See table on page 38 for more information on Common Equity Tier 1. Common Equity Tier 1 is a preliminary estimate.

◦
On June 25, 2020, the Federal Reserve Board (FRB) released the results of the 2020 Dodd-Frank stress test and related Comprehensive Capital Analysis and Review (CCAR). The Company expects its stress capital buffer (SCB) to be 2.5%, which is the lowest possible SCB

Financial results reported in this document are preliminary. Final financial results and other disclosures will be reported in our Quarterly Report on
Form 10-Q for the quarter ended June 30, 2020, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information.
Selected Financial Information

		Quarter ended
	Jun 30, 2020	Mar 31, 2020	Jun 30, 2019
Earnings
Diluted earnings (loss) per common share	$(0.66)	0.01	1.30
Wells Fargo net income (loss) (in billions)	(2.38)	0.65	6.21
Return on assets (ROA)	(0.49)%	0.13	1.31
Return on equity (ROE)	(6.63)	0.10	13.26
Return on average tangible common equity (ROTCE) (a)	(8.00)	0.12	15.78
Asset Quality
Net loan charge-offs (annualized) as a % of average total loans	0.46%	0.38	0.28
Allowance for credit losses for loans as a % of total loans	2.19	1.19	1.12
Allowance for credit losses for loans as a % of annualized net loan charge-offs	457	329	405
Other
Revenue (in billions)	$17.8	17.7	21.6
Efficiency ratio (b)	81.6%	73.6	62.3
Average loans (in billions)	$971.3	965.0	947.5
Average deposits (in billions)	1,386.7	1,338.0	1,269.0
Net interest margin	2.25%	2.58	2.82

(a)
Tangible common equity and return on average tangible common equity are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on page 37.

(b)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
SAN FRANCISCO – July 14, 2020 – Wells Fargo & Company (NYSE:WFC) reported a net loss of $2.4 billion, or $0.66 per diluted common share, for second quarter 2020, compared with net income of $6.2 billion, or $1.30 per share, for second quarter 2019, and $653 million, or $0.01 per share, for first quarter 2020.
The Company also announced that it expects to reduce its third quarter 2020 common stock dividend to $0.10 per share from $0.51 per share, subject to approval by the Company's Board of Directors at the customary time at the end of July.
Chief Executive Officer Charlie Scharf said, “We are extremely disappointed in both our second quarter results and our intent to reduce our dividend. Our view of the length and severity of the economic downturn has deteriorated considerably from the assumptions used last quarter, which drove the $8.4 billion addition to our credit loss reserve in the second quarter. While the negative impact of the pandemic is unprecedented and many of our business drivers were negatively impacted, our franchise should perform better, and we will make changes to improve our performance regardless of the operating environment.
“Though our income performance was weak, our capital and liquidity continues to be extremely strong with both our CET1 ratio and LCR increasing from the end of the prior quarter. However, it is critical in these uncertain times that our common stock dividend reflects current earnings capacity assuming a continued difficult operating environment, evolving regulatory guidance, and protects our capital position if economic conditions were to further deteriorate. Given this, we believe it is prudent to be extremely cautious until we see a clear path to broad economic improvement. We are confident that this eventual economic improvement combined with our actions to increase our margins will support a higher dividend in the future,” Scharf added.
“I’m proud of the hard work and dedication of our employees through these challenging times to support our customers, communities, and each other. Our regulatory commitments remain our top priority and while we have more work ahead of us, we continue to devote all necessary resources to this effort,” Scharf concluded.
Chief Financial Officer John Shrewsberry said, “Wells Fargo reported a $2.4 billion net loss in the second quarter and a diluted loss per share of $0.66. In addition to the higher reserve, net interest income declined linked quarter primarily due to the impact of significantly lower market interest rates. Our second quarter results also included $1.2 billion of operating losses, primarily due to customer remediation accruals. Additionally, we had higher personnel and occupancy expense due to COVID-19. With respect to the balance sheet, loans declined as commercial customers paid down loans that were drawn late in the first quarter during the market turbulence at the outset of the pandemic, while consumer deposit balances increased reflecting unprecedented government stimulus programs, lower spending, and customers’ preferences for liquidity.”
Net Interest Income
Net interest income in the second quarter was $9.9 billion, down $1.4 billion from first quarter 2020; and the net interest margin was 2.25%, down 33 basis points from the prior quarter. These results were due to balance sheet repricing driven by the impact of the lower interest rate environment, less favorable hedge ineffectiveness accounting results, and higher mortgage-backed securities (MBS) premium amortization, partially offset by a shift to a lower-cost mix of funding.
Noninterest Income
Noninterest income in the second quarter was $8.0 billion, up $1.6 billion from first quarter 2020. Second quarter noninterest income included higher market sensitive revenue3, partially offset by lower other income, service charges on deposit accounts, and trust and investment fees.

•
Service charges on deposit accounts were $930 million, down from $1.2 billion in first quarter 2020, due to the impact of the COVID-19 pandemic, which resulted in reduced debit card transaction volume and higher fee waivers, as well as customers carrying higher average balances.

•
Trust and investment fees were $3.4 billion, down from $3.6 billion in first quarter 2020, driven by lower asset-based fees on retail brokerage advisory assets reflecting lower market valuations at March 31, 2020, partially offset by higher investment banking revenue.

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Mortgage banking income was $317 million, down from $379 million in first quarter 2020. The decline in mortgage banking income reflected a lower valuation of our mortgage servicing rights asset as a result of assumption updates, including higher prepayment assumptions and higher expected servicing costs due to higher projected defaults. Additionally, net servicing fees were lower due to payment deferrals and fee waivers instituted in response to the COVID-19 pandemic. These declines were partially offset by higher net gains on mortgage loan production activities. The production margin on residential held-for-sale mortgage loan

3 Market sensitive revenue represents net gains from trading activities, debt securities, and equity securities.

originations4 increased to 2.04% from 1.08% in the first quarter. Residential held-for-sale mortgage loan originations increased in the second quarter to $43 billion from $33 billion in the first quarter, primarily due to lower mortgage loan interest rates in the second quarter.

•
Market sensitive revenue[3] was $1.6 billion, up from a loss of $(1.1) billion in first quarter 2020, predominantly due to a $1.9 billion increase in net gains from equity securities, which included $967 million of higher deferred compensation plan investment results (largely offset by higher employee benefits expense) and an $844 million decrease in impairment of securities from a first quarter that included $950 million of impairments. Additionally, net gains on trading activities increased $743 million on strong fixed income trading results.

•
Other income was $97 million, down $370 million from the prior quarter. Second quarter 2020 included a $261 million gain from the sale of $469 million of residential mortgage loans. First quarter 2020 included a $463 million gain from the sale of $709 million of residential mortgage loans.

Noninterest Expense
Noninterest expense in the second quarter was $14.6 billion, up $1.5 billion from the prior quarter. Operating losses in the second quarter increased $755 million from the first quarter on increased customer remediation accruals for a variety of matters and higher litigation accruals. Higher personnel expense in the second quarter included $947 million of higher deferred compensation expense (largely offset in revenue by higher net gains from equity securities), as well as COVID-19 related expense including additional payments to front-line employees and back-up childcare expense. The increase in personnel expense was partially offset by seasonally lower payroll tax and 401(k) expense and lower commission expense on lower revenue. In addition, occupancy expense increased $156 million from first quarter 2020 and included higher cleaning costs due to the COVID-19 pandemic. Technology and equipment, travel and entertainment, and advertising and promotion expense all declined compared with the prior quarter.
Income Taxes
The Company’s effective income tax rate was 62.2% for second quarter 2020, reflecting the impact of annual income tax benefits, primarily tax credits, driven by the reported pre-tax loss, and included net discrete income tax benefits of $98 million predominantly related to the resolution of prior period U.S. federal income tax matters. The effective income tax rate in first quarter 2020 was 19.5% and included net discrete income tax expense of $141 million driven by the accounting for stock compensation activity, the net impact of accounting for uncertain tax positions, and the outcome of U.S. federal income tax examinations. The Company currently expects the effective income tax rate for the remainder of 2020 to be approximately 26%, excluding the impact of discrete items.
Loans
Average loans were $971.3 billion in the second quarter, up $6.2 billion from the first quarter. Period-end loan balances were $935.2 billion at June 30, 2020, down $74.7 billion from March 31, 2020. Commercial loans were down $54.5 billion compared with March 31, 2020, predominantly due to a $54.9 billion decline in commercial and industrial loans driven by repayment of revolving lines that were drawn in March at the outset of the COVID-19 pandemic. Consumer loans decreased $20.1 billion from the prior quarter driven by a $16.7 billion decrease in real
4 Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations. See the “Selected Five Quarter Residential Mortgage Production Data” table on page 43 for more information.

estate 1-4 family first and junior lien mortgage loans, as originations and draws of existing lines were more than offset by paydowns and a reclassification of $10.4 billion to held for sale, as well as a $2.6 billion decrease in credit card loans.
Period-End Loan Balances

(in millions)	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Commercial	$513,187	567,735	515,719	512,332	512,245
Consumer	421,968	442,108	446,546	442,583	437,633
Total loans	$935,155	1,009,843	962,265	954,915	949,878
Change from prior quarter	$(74,688)	47,578	7,350	5,037	1,629
Debt and Equity Securities
Debt securities include available-for-sale and held-to-maturity debt securities, as well as debt securities held for trading. Period-end debt securities were $472.6 billion at June 30, 2020, down $29.0 billion from the first quarter driven by a $23.2 billion decrease in debt securities available-for-sale and held-to-maturity, as purchases of approximately $16.8 billion, largely federal agency MBS, were more than offset by runoff and sales.
Net unrealized gains on available-for-sale debt securities were $4.4 billion at June 30, 2020, compared with $3.0 billion at March 31, 2020, predominantly due to tighter credit spreads.
Equity securities include marketable and nonmarketable equity securities, as well as equity securities held for trading. Period-end equity securities were $52.5 billion at June 30, 2020, down $1.6 billion from the first quarter.
Deposits
Period-end deposits were $1.4 trillion at June 30, 2020, up $34.2 billion from March 31, 2020. Total average deposits for second quarter 2020 were $1.4 trillion, up $48.7 billion from the prior quarter driven by growth in consumer deposits, partially offset by a decline in commercial deposits. The average deposit cost for second quarter 2020 was 17 basis points, down 35 basis points from the prior quarter and down 53 basis points from a year ago.
Capital
The Company's CET1 ratio was 10.9%2 and continued to exceed both the regulatory minimum of 9% and our current internal target of 10%. In second quarter 2020, the Company elected to apply a modified transition provision issued by federal banking regulators in March 2020 related to the impact of the current expected credit loss (CECL) accounting standard on regulatory capital. The impact of the CECL transition provision on our regulatory capital at June 30, 2020, was an increase in capital of $1.9 billion and an increase in the CET1 ratio of 14 basis points.
The Company expects to decrease its third quarter 2020 common stock dividend to $0.10 per share from $0.51 per share, subject to approval by the Company's Board of Directors at the customary time at the end of July.
On June 25, 2020, the FRB released the results of the 2020 Dodd-Frank stress test and related CCAR. The Company expects its SCB to be 2.5%, the lowest possible SCB, which will keep the regulatory minimum for our CET1 ratio at 9%.

As of June 30, 2020, our eligible external total loss absorbing capacity (TLAC) as a percentage of total risk-weighted assets was 25.3%5, compared with the required minimum of 22.0%.
Credit Quality

Net Loan Charge-offs
The quarterly loss rate as a percentage of average loans in the second quarter was 0.46% (annualized), up from 0.38% in the prior quarter and 0.28% a year ago. Commercial and consumer losses were 0.44% and 0.48%, respectively. Total credit losses were $1.1 billion in second quarter 2020, up $204 million from first quarter 2020. Commercial losses increased $278 million driven by continued weakness in the oil and gas portfolio and higher losses in commercial real estate, as the effect of the COVID-19 pandemic on market conditions impacted our customers.
Net Loan Charge-Offs

	Quarter ended
	June 30, 2020		March 31, 2020		June 30, 2019
($ in millions)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)
Commercial:
Commercial and industrial	$521	0.55%	$333	0.37%	$159	0.18%
Real estate mortgage	67	0.22	(2)	(0.01)	4	0.01
Real estate construction	(1)	(0.02)	(16)	(0.32)	(2)	(0.04)
Lease financing	15	0.33	9	0.19	4	0.09
Total commercial	602	0.44	324	0.25	165	0.13
Consumer:
Real estate 1-4 family first mortgage	2	—	(3)	—	(30)	(0.04)
Real estate 1-4 family junior lien mortgage	(12)	(0.17)	(5)	(0.07)	(19)	(0.24)
Credit card	327	3.60	377	3.81	349	3.68
Automobile	106	0.88	82	0.68	52	0.46
Other revolving credit and installment	88	1.09	134	1.59	136	1.56
Total consumer	511	0.48	585	0.53	488	0.45
Total	$1,113	0.46%	$909	0.38%	$653	0.28%

(a)	Quarterly net charge-offs (recoveries) as a percentage of average loans are annualized.
5 The TLAC ratio is a preliminary estimate.

Nonperforming Assets
Nonperforming assets increased $1.4 billion, or 22%, from first quarter 2020 to $7.8 billion, and nonaccrual loans increased $1.4 billion from first quarter 2020 to $7.6 billion predominantly due to a $1.4 billion increase in commercial nonaccrual loans driven by the oil and gas and commercial real estate portfolios. Consumer nonaccrual loans increased $39 million driven by the residential real estate and automobile portfolios.
Nonperforming Assets (Nonaccrual Loans and Foreclosed Assets)

	June 30, 2020		March 31, 2020		June 30, 2019
($ in millions)	Total balances	As a % of total loans	Total balances	As a % of total loans	Total balances	As a % of total loans
Commercial:
Commercial and industrial	$2,896	0.83%	$1,779	0.44%	$1,634	0.47%
Real estate mortgage	1,217	0.98	944	0.77	737	0.60
Real estate construction	34	0.16	21	0.10	36	0.17
Lease financing	138	0.79	131	0.68	63	0.33
Total commercial	4,285	0.83	2,875	0.51	2,470	0.48
Consumer:
Real estate 1-4 family first mortgage	2,393	0.86	2,372	0.81	2,425	0.85
Real estate 1-4 family junior lien mortgage	753	2.81	769	2.70	868	2.71
Automobile	129	0.26	99	0.20	115	0.25
Other revolving credit and installment	45	0.14	41	0.12	44	0.13
Total consumer	3,320	0.79	3,281	0.74	3,452	0.79
Total nonaccrual loans	7,605	0.81	6,156	0.61	5,922	0.62
Foreclosed assets:
Government insured/guaranteed	31		43		68
Non-government insured/guaranteed	164		209		309
Total foreclosed assets	195		252		377
Total nonperforming assets	$7,800	0.83%	$6,408	0.63%	$6,299	0.66%
Change from prior quarter:
Total nonaccrual loans	$1,449		$810		$(983)
Total nonperforming assets	1,392		759		(1,042)

Allowance for Credit Losses for Loans
At June 30, 2020, the allowance for credit losses (ACL) for loans, including the allowance for unfunded commitments, totaled $20.4 billion, up $8.4 billion from March 31, 2020. The increase in the ACL reflects forecasted credit deterioration due to the COVID-19 pandemic, including a $6.4 billion increase for commercial loans, mainly in the commercial real estate and commercial and industrial portfolios, and a $2.0 billion increase for consumer loans, mainly in the residential real estate portfolio. The allowance coverage for total loans was 2.19%, compared with 1.19% in first quarter 2020. The allowance covered 4.6 times annualized second quarter net charge-offs, compared with 3.3 times in the prior quarter. The allowance coverage for nonaccrual loans was 269% at June 30, 2020, compared with 195% at March 31, 2020.

Business Segment Performance
Wells Fargo defines its operating segments by product type and customer segment. On February 11, 2020, we announced a new organizational structure with five principal lines of business: Consumer and Small Business Banking; Consumer Lending; Commercial Banking; Corporate and Investment Banking; and Wealth and Investment Management. This new organizational structure is intended to help drive operating, control, and business performance. The Company is currently in the process of transitioning to this new organizational structure, including aligning management reporting and allocation methodologies. These changes will not impact the consolidated financial results of the Company, but are expected to result in changes to our operating segments. We plan to update our operating segment disclosures, including comparative financial results, in third quarter 2020 when the Company is managed in accordance with the new organizational structure.

Segment net income (loss) for each of the three current business segments was:

	Quarter ended
(in millions)	Jun 30, 2020	Mar 31, 2020	Jun 30, 2019
Community Banking	$(331)	155	3,147
Wholesale Banking	(2,143)	311	2,789
Wealth and Investment Management	180	463	602
Community Banking offers a complete line of diversified financial products and services for consumers and small businesses with annual sales generally up to $5 million in which the owner generally is the financial decision maker. These financial products and services include checking and savings accounts, credit and debit cards, automobile, student, mortgage, home equity and small business lending, as well as referrals to Wholesale Banking and Wealth and Investment Management business partners. The Community Banking segment also includes the results of our Corporate Treasury activities net of allocations (including funds transfer pricing, capital, liquidity and certain corporate expenses) in support of other segments and results of investments in our affiliated venture capital and private equity partnerships.
Selected Financial Information

	Quarter ended
(in millions)	Jun 30, 2020	Mar 31, 2020	Jun 30, 2019
Total revenue	$8,766	9,496	11,805
Provision for credit losses	3,378	1,718	479
Noninterest expense	8,346	7,116	7,212
Segment net income (loss)	(331)	155	3,147
(in billions)
Average loans	449.3	462.6	457.7
Average assets	1,059.8	1,039.2	1,024.8
Average deposits	848.5	798.6	777.6
Second Quarter 2020 vs. First Quarter 2020

•	Net loss of $331 million, down from net income of $155 million

•
Revenue of $8.8 billion, down $730 million, or 8%, driven by lower net interest income, service charges on deposit accounts, mortgage banking revenue, card fees, trust and investment fees, and lower gains from the sale of residential mortgage loans, partially offset by higher market sensitive revenue[3] including higher deferred compensation plan investment results (largely offset by higher employee benefits expense)

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Noninterest expense of $8.3 billion increased $1.2 billion, or 17%, driven by higher operating losses reflecting increased customer remediation accruals for a variety of matters, and higher personnel expense reflecting increased benefits expense related to the COVID-19 pandemic and increased deferred compensation expense (largely offset in revenue by higher net gains from equity securities). The increase in noninterest expense was partially offset by lower travel and entertainment, advertising and promotion, and technology and equipment expense

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Provision for credit losses increased $1.7 billion to $3.4 billion, predominantly due to a $2.8 billion increase in the allowance for credit losses in second quarter 2020 driven by current and forecasted economic conditions due to the COVID-19 pandemic

Second Quarter 2020 vs. Second Quarter 2019

•	Net loss of $331 million, down from net income of $3.1 billion

•
Revenue decreased $3.0 billion, or 26%, driven by lower net interest income, mortgage banking revenue, service charges on deposit accounts, card fees, trust and investment fees, and lower gains from the sale of residential mortgage loans, partially offset by higher market sensitive revenue[3] reflecting higher deferred compensation plan investment results (largely offset by higher employee benefits expense)

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Noninterest expense increased $1.1 billion, or 16%, largely due to higher operating losses reflecting increased customer remediation accruals for a variety of matters, and higher personnel expense due to increased salary and benefits expense related to the COVID-19 pandemic, as well as increased deferred compensation expense (largely offset in revenue by higher net gains from equity securities). The increase in noninterest expense was partially offset by lower advertising and promotion, and travel and entertainment expense

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Provision for credit losses increased $2.9 billion, predominantly due to a $2.8 billion increase in the allowance for credit losses in second quarter 2020 driven by current and forecasted economic conditions due to the COVID-19 pandemic

Business Metrics and Highlights

•	Primary consumer checking customers[6],[7] of 24.3 million, up 0.4% from a year ago

•	Debit card point-of-sale purchase volume[8] of $93.1 billion in the second quarter, flat compared with the prior year

•	General purpose credit card point-of-sale purchase volume of $15.8 billion in the second quarter, down 23% from second quarter 2019

•	31.1 million digital (online and mobile) active customers, including 25.2 million mobile active customers[9]

•	5,300 retail bank branches as of the end of second quarter 2020, reflecting 30 branch consolidations in the quarter

•	Home Lending

◦	Originations of $59 billion in second quarter 2020, up from $48 billion in first quarter 2020, driven primarily by lower mortgage interest rates

▪	Originations of loans held-for-sale and loans held-for-investment were $43 billion and $16 billion, respectively

◦	Production margin on residential held-for-sale mortgage loan originations[4] of 2.04% in second quarter 2020, up from 1.08% in first quarter 2020

◦	Applications of $84 billion in second quarter 2020, down from $108 billion in first quarter 2020, as we actively managed our pipeline

◦	Unclosed application pipeline of $50 billion at quarter end, down from $62 billion at March 31, 2020, as we actively managed our pipeline

•	Automobile originations of $5.6 billion in the second quarter, down 13% from first quarter 2020, reflecting the economic impact of the COVID-19 pandemic

•	#1 in U.S. debit card transaction and purchase volume[10]
6 Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit. Management uses this metric to help monitor trends in checking customer engagement with the Company.
7 Data as of May 2020, comparisons with May 2019.
8 Combined consumer and business debit card purchase volume dollars.
9 Digital and mobile active customers is the number of consumer and small business customers who have logged on via a digital or mobile device in the prior 90 days.
10 Source: Nilson report, Top Debit Card Issuers in the U.S. 2019 (April 2020). Reflects total 2019 debit and prepaid card transaction volume for consumers and small businesses.

Wholesale Banking provides financial solutions to businesses with annual sales generally in excess of $5 million and to financial institutions globally. Products and businesses include Commercial Banking, Commercial Real Estate, Corporate and Investment Banking, Credit Investment Portfolio, Treasury Management, and Commercial Capital.
Selected Financial Information

	Quarter ended
(in millions)	Jun 30, 2020	Mar 31, 2020	Jun 30, 2019
Total revenue	$6,563	5,817	7,065
Provision for credit losses	6,028	2,288	28
Noninterest expense	3,963	3,763	3,882
Segment net income (loss)	(2,143)	311	2,789
(in billions)
Average loans	504.3	484.5	474.0
Average assets	863.2	885.0	852.2
Average deposits	441.2	456.6	410.4
Second Quarter 2020 vs. First Quarter 2020

•	Net loss of $2.1 billion, down from net income of $311 million

•	Revenue of $6.6 billion, up $746 million, or 13%, driven by higher market sensitive revenue[3] and investment banking fees, partially offset by lower net interest income

•	Noninterest expense of $4.0 billion increased $200 million, or 5%, predominantly due to higher operating losses reflecting higher litigation accruals

•
Provision for credit losses increased $3.7 billion, predominantly due to a $5.5 billion increase in the allowance for credit losses in second quarter 2020, driven by current and forecasted economic conditions due to the COVID-19 pandemic and higher charge-offs in the oil and gas and commercial real estate portfolios

Second Quarter 2020 vs. Second Quarter 2019

•	Net loss of $2.1 billion, down from net income of $2.8 billion

•
Revenue decreased $502 million, or 7%, driven by lower net interest income, as well as declines in a variety of other income categories including other noninterest income, lease income, and commercial real estate brokerage fees (due to the sale of Eastdil). These decreases were partially offset by higher market sensitive revenue[3] and investment banking fees

•	Noninterest expense increased $81 million, or 2%, reflecting higher operating losses driven by higher litigation accruals, partially offset by lower personnel expense

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Provision for credit losses increased $6.0 billion, predominantly due to a $5.5 billion increase in the allowance for credit losses in second quarter 2020, driven by current and forecasted economic conditions due to the COVID-19 pandemic and higher charge-offs in the oil and gas and commercial real estate portfolios

Business Metrics and Highlights

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Commercial card spend volume[11] of $5.8 billion in second quarter 2020, down 34% from second quarter 2019, primarily driven by reduced business travel and other purchase activity due to the COVID-19 pandemic

•	2.1 billion ACH payment transactions originated[12] in second quarter 2020, up 11% from second quarter 2019

•	U.S. investment banking market share of 3.8% for year-to-date 2020[13], compared with 3.5% for year-to-date 2019[13]
11 Includes commercial card volume for the entire company.
12 Includes ACH payment transactions originated by the entire company.
13 Year-to-date through June 30. Source: Dealogic U.S. investment banking fee market share.

Wealth and Investment Management (WIM) provides a full range of personalized wealth management, investment and retirement products and services to clients across U.S.-based businesses including Wells Fargo Advisors, The Private Bank, Abbot Downing, and Wells Fargo Asset Management. We deliver financial planning, private banking, credit, investment management and fiduciary services to high-net worth and ultra-high-net worth individuals and families. We also serve clients’ brokerage needs and provide investment management capabilities delivered to global institutional clients through separate accounts and the Wells Fargo Funds.
Selected Financial Information

	Quarter ended
(in millions)	Jun 30, 2020	Mar 31, 2020	Jun 30, 2019
Total revenue	$3,660	3,715	4,050
Provision (reversal of provision) for credit losses	257	8	(1)
Noninterest expense	3,153	3,103	3,246
Segment net income	180	463	602
(in billions)
Average loans	78.7	78.5	75.0
Average assets	87.7	88.1	83.8
Average deposits	171.8	151.4	143.5
Second Quarter 2020 vs. First Quarter 2020

•	Net income of $180 million, down $283 million, or 61%

•
Revenue of $3.7 billion, down $55 million, or 1%, predominantly due to lower asset-based fees on retail brokerage advisory assets reflecting lower market valuations at March 31, 2020, lower net interest income, and lower brokerage transactional revenue, partially offset by higher net gains from equity securities driven by a $413 million increase in deferred compensation plan investment results (largely offset by higher employee benefits expense)

•
Noninterest expense of $3.2 billion increased $50 million, or 2%, predominantly due to higher employee benefits expense driven by a $401 million increase in deferred compensation expense (largely offset in revenue by higher net gains from equity securities) and higher regulatory, risk, and technology expense, partially offset by lower broker commissions, lower other personnel expenses which were seasonally higher in the first quarter, and lower equipment expense related to the continued evaluation of technology projects

•
Provision for credit losses of $257 million, up $249 million, predominantly due to a $255 million increase in the allowance for credit losses in second quarter 2020 driven by current and forecasted economic conditions due to the COVID-19 pandemic

Second Quarter 2020 vs. Second Quarter 2019

•	Net income decreased $422 million, or 70%

•
Revenue decreased $390 million, or 10%, predominantly due to lower net interest income, asset-based fees, and brokerage transactional revenue, partially offset by higher net gains from equity securities driven by a $118 million increase in deferred compensation plan investment results (largely offset by higher employee benefits expense)

•
Noninterest expense decreased $93 million, or 3%, predominantly due to lower equipment expense related to the continued evaluation of technology projects, as well as lower broker commissions and other personnel expenses, partially offset by higher regulatory, risk, and technology expense, as well as higher employee benefits expense driven by a $107 million increase in deferred compensation expense (largely offset in revenue by higher net gains from equity securities)

•
Provision for credit losses increased $258 million, predominantly due to a $255 million increase in the allowance for credit losses in second quarter 2020 driven by current and forecasted economic conditions due to the COVID-19 pandemic

Business Metrics and Highlights
Total WIM Segment

•	WIM total client assets of $1.8 trillion, down 4% from a year ago, primarily driven by net outflows in the Correspondent Clearing business

•	Average loan balances up 5% compared with a year ago

•	Average deposit balances up 20% compared with a year ago, primarily due to growth in brokerage clients’ cash balances

•
Second quarter 2020 closed referred investment assets (referrals resulting from the WIM/Community Banking partnership) down 43% compared with second quarter 2019, reflecting lower referral activity due to the COVID-19 pandemic

Retail Brokerage

•	Client assets of $1.6 trillion, down 4% from the prior year, primarily driven by net outflows in the Correspondent Clearing business

•	Advisory assets of $569 billion, up 1% from a year ago, primarily driven by higher market valuations, partially offset by net outflows in the Correspondent Clearing business

•	IRA assets of $415 billion, flat compared with the prior year
Wealth Management

•	Client assets of $224 billion, down 3% from the prior year
Asset Management

•	Total assets under management of $578 billion, up 17% from the prior year, primarily driven by money market net inflows and higher market valuations, partially offset by equity net outflows

Conference Call
The Company will host a live conference call on Tuesday, July 14, at 8:00 a.m. PT (11:00 a.m. ET). You may listen to the call by dialing 866-872-5161 (U.S. and Canada) or 440-424-4922 (International). The call will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and
https://engage.vevent.com/rt/wells_fargo_ao/index.jsp?seid=518.

A replay of the conference call will be available beginning at approximately 12:00 p.m. PT (3:00 p.m. ET) on Tuesday, July 14 through Tuesday, July 28. Please dial 855-859-2056 (U.S. and Canada) or 404-537-3406 (International) and enter Conference ID #8246467. The replay will also be available online at
https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and
https://engage.vevent.com/rt/wells_fargo_ao/index.jsp?seid=518.

Forward-Looking Statements
This document contains forward-looking statements. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and our allowance for credit losses; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital or liquidity levels, ratios or targets; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets, return on equity, and return on tangible common equity; (xii) expectations regarding our effective income tax rate; (xiii) the outcome of contingencies, such as legal proceedings; and (xiv) the Company’s plans, objectives and strategies.
Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•
current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth;

•	the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions;

•
our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

•
financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•
developments in our mortgage banking business, including the extent of the success of our mortgage loan modification efforts, the amount of mortgage loan repurchase demands that we receive, any negative effects relating to our mortgage servicing, loan modification or foreclosure practices, and the effects of regulatory or judicial requirements or guidance impacting our mortgage banking business and any changes in industry standards;

•
our ability to realize any efficiency ratio or expense target as part of our expense management initiatives, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters;

•
the effect of the current interest rate environment or changes in interest rates or in the level or composition of our assets or liabilities on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgage loans held for sale;

•
significant turbulence or a disruption in the capital or financial markets, which could result in, among other things, reduced investor demand for mortgage loans, a reduction in the availability of funding or increased funding costs, and declines in asset values and/or recognition of impairments of securities held in our debt securities and equity securities portfolios;

•	the effect of a fall in stock market prices on our investment banking business and our fee income from our brokerage, asset and wealth management businesses;

•
negative effects from the retail banking sales practices matter and from other instances where customers may have experienced financial harm, including on our legal, operational and compliance costs, our ability to engage in certain business activities or offer certain products or services, our ability to keep and attract customers, our ability to attract and retain qualified team members, and our reputation;

•
resolution of regulatory matters, litigation, or other legal actions, which may result in, among other things, additional costs, fines, penalties, restrictions on our business activities, reputational harm, or other adverse consequences;

•	a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber attacks;

•	the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	fiscal and monetary policies of the Federal Reserve Board;

•	changes to U.S. tax guidance and regulations, as well as the effect of discrete items on our effective income tax rate;

•	our ability to develop and execute effective business plans and strategies; and

•
the other risk factors and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements (including under Basel capital standards), common stock issuance requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.
For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.
Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Forward-looking Non-GAAP Financial Measures. From time to time management may discuss forward-looking non-GAAP financial measures, such as forward-looking estimates or targets for return on average tangible common equity. We are unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant to future results.

About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a diversified, community-based financial services company with $1.97 trillion in assets. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, investment and mortgage products and services, as well as consumer and commercial finance, through 7,300 locations, more than 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 31 countries and territories to support customers who conduct business in the global economy. With approximately 266,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 30 on Fortune’s 2020 rankings of America’s largest corporations.

Contact Information
Media
Peter Gilchrist, 704-715-3213
peter.gilchrist@wellsfargo.com

Ancel Martinez, 415-222-3858
ancel.martinez@wellsfargo.com
or
Investor Relations
John M. Campbell, 415-396-0523
john.m.campbell@wellsfargo.com

# # #

Wells Fargo & Company and Subsidiaries
QUARTERLY FINANCIAL DATA

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended			% Change Jun 30, 2020 from		Six months ended
($ in millions, except per share amounts)	Jun 30, 2020	Mar 31, 2020	Jun 30, 2019	Mar 31, 2020	Jun 30, 2019	Jun 30, 2020	Jun 30, 2019	% Change
For the Period
Wells Fargo net income (loss)	$(2,379)	653	6,206	NM	NM	$(1,726)	12,066	NM
Wells Fargo net income (loss) applicable to common stock	(2,694)	42	5,848	NM	NM	(2,652)	11,355	NM
Diluted earnings (loss) per common share	(0.66)	0.01	1.30	NM	NM	(0.65)	2.50	NM
Profitability ratios (annualized):
Wells Fargo net income (loss) to average assets (ROA)	(0.49)%	0.13	1.31	NM	NM	(0.18)%	1.29	NM
Wells Fargo net income (loss) applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	(6.63)	0.10	13.26	NM	NM	(3.23)	12.99	NM
Return on average tangible common equity (ROTCE)(1)	(8.00)	0.12	15.78	NM	NM	(3.89)	15.47	NM
Efficiency ratio (2)	81.6	73.6	62.3	11	31	77.6	63.4	22
Total revenue	$17,836	17,717	21,584	1	(17)	$35,553	43,193	(18)
Pre-tax pre-provision profit (PTPP)(3)	3,285	4,669	8,135	(30)	(60)	7,954	15,828	(50)
Dividends declared per common share	0.51	0.51	0.45	—	13	1.02	0.90	13
Average common shares outstanding	4,105.5	4,104.8	4,469.4	—	(8)	4,105.2	4,510.2	(9)
Diluted average common shares outstanding (4)	4,105.5	4,135.3	4,495.0	(1)	(9)	4,105.2	4,540.1	(10)
Average loans	$971,266	965,046	947,460	1	3	$968,156	948,728	2
Average assets	1,948,939	1,950,659	1,900,627	—	3	1,949,799	1,891,907	3
Average total deposits	1,386,656	1,337,963	1,268,979	4	9	1,362,309	1,265,539	8
Average consumer and small business banking deposits (5)	857,943	779,521	742,671	10	16	819,791	741,171	11
Net interest margin	2.25%	2.58	2.82	(13)	(20)	2.42%	2.86	(15)
At Period End
Debt securities	$472,580	501,563	482,067	(6)	(2)	$472,580	482,067	(2)
Loans	935,155	1,009,843	949,878	(7)	(2)	935,155	949,878	(2)
Allowance for loan losses	18,926	11,263	9,692	68	95	18,926	9,692	95
Goodwill	26,385	26,381	26,415	—	—	26,385	26,415	—
Equity securities	52,494	54,047	61,537	(3)	(15)	52,494	61,537	(15)
Assets	1,968,766	1,981,349	1,923,388	(1)	2	1,968,766	1,923,388	2
Deposits	1,410,711	1,376,532	1,288,426	2	9	1,410,711	1,288,426	9
Common stockholders' equity	159,322	162,654	177,235	(2)	(10)	159,322	177,235	(10)
Wells Fargo stockholders’ equity	179,386	182,718	199,042	(2)	(10)	179,386	199,042	(10)
Total equity	180,122	183,330	200,037	(2)	(10)	180,122	200,037	(10)
Tangible common equity (1)	131,329	134,787	148,864	(3)	(12)	131,329	148,864	(12)
Common shares outstanding	4,119.6	4,096.4	4,419.6	1	(7)	4,119.6	4,419.6	(7)
Book value per common share (6)	$38.67	39.71	40.10	(3)	(4)	$38.67	40.10	(4)
Tangible book value per common share (1)(6)	31.88	32.90	33.68	(3)	(5)	31.88	33.68	(5)
Team members (active, full-time equivalent)	266,300	262,800	262,800	1	1	266,300	262,800	1

(1)
Tangible common equity, return on average tangible common equity, and tangible book value per common share are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on page 37.

(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(4)	In second quarter 2020, diluted average common shares outstanding equaled average common shares outstanding because our securities convertible into common shares had an anti-dilutive effect.

(5)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(6)	Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
($ in millions, except per share amounts)	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
For the Quarter
Wells Fargo net income (loss)	$(2,379)	653	2,873	4,610	6,206
Wells Fargo net income (loss) applicable to common stock	(2,694)	42	2,546	4,037	5,848
Diluted earnings (loss) per common share	(0.66)	0.01	0.60	0.92	1.30
Profitability ratios (annualized):
Wells Fargo net income (loss) to average assets (ROA)	(0.49)%	0.13	0.59	0.95	1.31
Wells Fargo net income (loss) applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	(6.63)	0.10	5.91	9.00	13.26
Return on average tangible common equity (ROTCE)(1)	(8.00)	0.12	7.08	10.70	15.78
Efficiency ratio (2)	81.6	73.6	78.6	69.1	62.3
Total revenue	$17,836	17,717	19,860	22,010	21,584
Pre-tax pre-provision profit (PTPP)(3)	3,285	4,669	4,246	6,811	8,135
Dividends declared per common share	0.51	0.51	0.51	0.51	0.45
Average common shares outstanding	4,105.5	4,104.8	4,197.1	4,358.5	4,469.4
Diluted average common shares outstanding (4)	4,105.5	4,135.3	4,234.6	4,389.6	4,495.0
Average loans	$971,266	965,046	956,536	949,760	947,460
Average assets	1,948,939	1,950,659	1,941,843	1,927,415	1,900,627
Average total deposits	1,386,656	1,337,963	1,321,913	1,291,375	1,268,979
Average consumer and small business banking deposits (5)	857,943	779,521	763,169	749,529	742,671
Net interest margin	2.25%	2.58	2.53	2.66	2.82
At Quarter End
Debt securities	$472,580	501,563	497,125	503,528	482,067
Loans	935,155	1,009,843	962,265	954,915	949,878
Allowance for loan losses	18,926	11,263	9,551	9,715	9,692
Goodwill	26,385	26,381	26,390	26,388	26,415
Equity securities	52,494	54,047	68,241	63,884	61,537
Assets	1,968,766	1,981,349	1,927,555	1,943,950	1,923,388
Deposits	1,410,711	1,376,532	1,322,626	1,308,495	1,288,426
Common stockholders' equity	159,322	162,654	166,669	172,827	177,235
Wells Fargo stockholders’ equity	179,386	182,718	187,146	193,304	199,042
Total equity	180,122	183,330	187,984	194,416	200,037
Tangible common equity (1)	131,329	134,787	138,506	144,481	148,864
Common shares outstanding	4,119.6	4,096.4	4,134.4	4,269.1	4,419.6
Book value per common share (6)	$38.67	39.71	40.31	40.48	40.10
Tangible book value per common share (1)(6)	31.88	32.90	33.50	33.84	33.68
Team members (active, full-time equivalent)	266,300	262,800	259,800	261,400	262,800

(1)
Tangible common equity, return on average tangible common equity, and tangible book value per common share are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on page 37.

(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(4)	In second quarter 2020, diluted average common shares outstanding equaled average common shares outstanding because our securities convertible into common shares had an anti-dilutive effect.

(5)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(6)	Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended June 30,		%	Six months ended June 30,		%
(in millions, except per share amounts)	2020	2019	Change	2020	2019	Change
Interest income
Debt securities	$2,946	3,781	(22)%	$6,418	7,722	(17)%
Mortgage loans held for sale	230	195	18	427	347	23
Loans held for sale	7	20	(65)	19	44	(57)
Loans	8,448	11,316	(25)	18,513	22,670	(18)
Equity securities	116	236	(51)	322	446	(28)
Other interest income	54	1,438	(96)	829	2,760	(70)
Total interest income	11,801	16,986	(31)	26,528	33,989	(22)
Interest expense
Deposits	585	2,213	(74)	2,327	4,239	(45)
Short-term borrowings	(17)	646	NM	274	1,242	(78)
Long-term debt	1,237	1,900	(35)	2,477	3,827	(35)
Other interest expense	116	132	(12)	258	275	(6)
Total interest expense	1,921	4,891	(61)	5,336	9,583	(44)
Net interest income	9,880	12,095	(18)	21,192	24,406	(13)
Provision (reversal of provision) for credit losses:
Debt securities	(31)	—	NM	141	—	NM
Loans	9,565	503	NM	13,398	1,348	894
Net interest income after provision for credit losses	346	11,592	(97)	7,653	23,058	(67)
Noninterest income
Service charges on deposit accounts	930	1,206	(23)	2,139	2,300	(7)
Trust and investment fees	3,351	3,568	(6)	6,925	6,941	—
Card fees	797	1,025	(22)	1,689	1,969	(14)
Other fees	578	800	(28)	1,210	1,570	(23)
Mortgage banking	317	758	(58)	696	1,466	(53)
Net gains from trading activities	807	229	252	871	586	49
Net gains on debt securities	212	20	960	449	145	210
Net gains (losses) from equity securities	533	622	(14)	(868)	1,436	NM
Lease income	334	424	(21)	686	867	(21)
Other (1)	97	837	(88)	564	1,507	(63)
Total noninterest income	7,956	9,489	(16)	14,361	18,787	(24)
Noninterest expense
Personnel (1)	8,911	8,474	5	17,225	17,682	(3)
Technology and equipment (1)	562	641	(12)	1,268	1,335	(5)
Occupancy	871	719	21	1,586	1,436	10
Core deposit and other intangibles	22	27	(19)	45	55	(18)
FDIC and other deposit assessments	165	144	15	283	303	(7)
Other (1)	4,020	3,444	17	7,192	6,554	10
Total noninterest expense	14,551	13,449	8	27,599	27,365	1
Income (loss) before income tax expense (benefit)	(6,249)	7,632	NM	(5,585)	14,480	NM
Income tax expense (benefit)	(3,917)	1,294	NM	(3,758)	2,175	NM
Net income (loss) before noncontrolling interests	(2,332)	6,338	NM	(1,827)	12,305	NM
Less: Net income (loss) from noncontrolling interests	47	132	(64)	(101)	239	NM
Wells Fargo net income (loss)	$(2,379)	6,206	NM	$(1,726)	12,066	NM
Less: Preferred stock dividends and other	315	358	(12)	926	711	30
Wells Fargo net income (loss) applicable to common stock	$(2,694)	5,848	NM	$(2,652)	11,355	NM
Per share information
Earnings (loss) per common share	$(0.66)	1.31	NM	$(0.65)	2.52	NM
Diluted earnings (loss) per common share (2)	(0.66)	1.30	NM	(0.65)	2.50	NM
Average common shares outstanding	4,105.5	4,469.4	(8)	4,105.2	4,510.2	(9)
Diluted average common shares outstanding (2)	4,105.5	4,495.0	(9)	4,105.2	4,540.1	(10)
NM - Not meaningful

(1)
In second quarter 2020, insurance income was moved to other noninterest income, personnel-related expenses were combined into a single line item, and expenses for cloud computing services were moved from contract services expense to technology and equipment expense. Prior period balances have been revised to conform with the current period presentation.

(2)	In second quarter 2020, diluted earnings per common share equaled earnings per common share because our securities convertible into common shares had an anti-dilutive effect.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
(in millions, except per share amounts)	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Interest income
Debt securities	$2,946	3,472	3,567	3,666	3,781
Mortgage loans held for sale	230	197	234	232	195
Loans held for sale	7	12	15	20	20
Loans	8,448	10,065	10,494	10,982	11,316
Equity securities	116	206	269	247	236
Other interest income	54	775	1,016	1,352	1,438
Total interest income	11,801	14,727	15,595	16,499	16,986
Interest expense
Deposits	585	1,742	2,072	2,324	2,213
Short-term borrowings	(17)	291	439	635	646
Long-term debt	1,237	1,240	1,743	1,780	1,900
Other interest expense	116	142	141	135	132
Total interest expense	1,921	3,415	4,395	4,874	4,891
Net interest income	9,880	11,312	11,200	11,625	12,095
Provision (reversal of provision) for credit losses:
Debt securities	(31)	172	—	—	—
Loans	9,565	3,833	644	695	503
Net interest income after provision for credit losses	346	7,307	10,556	10,930	11,592
Noninterest income
Service charges on deposit accounts	930	1,209	1,279	1,219	1,206
Trust and investment fees	3,351	3,574	3,572	3,559	3,568
Card fees	797	892	1,020	1,027	1,025
Other fees	578	632	656	858	800
Mortgage banking	317	379	783	466	758
Net gains from trading activities	807	64	131	276	229
Net gains (losses) on debt securities	212	237	(8)	3	20
Net gains (losses) from equity securities	533	(1,401)	451	956	622
Lease income	334	352	343	402	424
Other (1)	97	467	433	1,619	837
Total noninterest income	7,956	6,405	8,660	10,385	9,489
Noninterest expense
Personnel (1)	8,911	8,314	8,808	8,594	8,474
Technology and equipment (1)	562	706	843	730	641
Occupancy	871	715	749	760	719
Core deposit and other intangibles	22	23	26	27	27
FDIC and other deposit assessments	165	118	130	93	144
Other (1)	4,020	3,172	5,058	4,995	3,444
Total noninterest expense	14,551	13,048	15,614	15,199	13,449
Income (loss) before income tax expense (benefit)	(6,249)	664	3,602	6,116	7,632
Income tax expense (benefit)	(3,917)	159	678	1,304	1,294
Net income (loss) before noncontrolling interests	(2,332)	505	2,924	4,812	6,338
Less: Net income (loss) from noncontrolling interests	47	(148)	51	202	132
Wells Fargo net income (loss)	$(2,379)	653	2,873	4,610	6,206
Less: Preferred stock dividends and other	315	611	327	573	358
Wells Fargo net income (loss) applicable to common stock	$(2,694)	42	2,546	4,037	5,848
Per share information
Earnings (loss) per common share	$(0.66)	0.01	0.61	0.93	1.31
Diluted earnings (loss) per common share (2)	(0.66)	0.01	0.60	0.92	1.30
Average common shares outstanding	4,105.5	4,104.8	4,197.1	4,358.5	4,469.4
Diluted average common shares outstanding (2)	4,105.5	4,135.3	4,234.6	4,389.6	4,495.0

(1)
In second quarter 2020, insurance income was moved to other noninterest income, personnel-related expenses were combined into a single line item, and expenses for cloud computing services were moved from contract services expense to technology and equipment expense. Prior period balances have been revised to conform with the current period presentation.

(2)	In second quarter 2020, diluted earnings per common share equaled earnings per common share because our securities convertible into common shares had an anti-dilutive effect.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Quarter ended June 30,		%	Six months ended June 30,		%
(in millions)	2020	2019	Change	2020	2019	Change
Wells Fargo net income (loss)	$(2,379)	6,206	NM	$(1,726)	12,066	NM
Other comprehensive income (loss), before tax:
Debt securities:
Net unrealized gains arising during the period	1,596	1,709	(7)	1,486	4,540	(67)
Reclassification of net (gains) losses to net income	(90)	39	NM	(262)	(42)	524
Derivative and hedging activities:
Net unrealized gains (losses) arising during the period	(52)	57	NM	72	22	227
Reclassification of net losses to net income	55	79	(30)	113	158	(28)
Defined benefit plans adjustments:
Net actuarial and prior service losses arising during the period	(674)	—	—	(671)	(4)	NM
Amortization of net actuarial loss, settlements and other to net income	101	33	206	137	68	101
Foreign currency translation adjustments:
Net unrealized gains (losses) arising during the period	51	14	264	(144)	56	NM
Other comprehensive income, before tax	987	1,931	(49)	731	4,798	(85)
Income tax expense related to other comprehensive income	(221)	(473)	(53)	(219)	(1,167)	(81)
Other comprehensive income, net of tax	766	1,458	(47)	512	3,631	(86)
Less: Other comprehensive loss from noncontrolling interests	—	—	—	(1)	—	—
Wells Fargo other comprehensive income, net of tax	766	1,458	(47)	513	3,631	(86)
Wells Fargo comprehensive income (loss)	(1,613)	7,664	NM	(1,213)	15,697	NM
Comprehensive income (loss) from noncontrolling interests	47	132	(64)	(102)	239	NM
Total comprehensive income (loss)	$(1,566)	7,796	NM	$(1,315)	15,936	NM
NM – Not meaningful

FIVE QUARTER CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Quarter ended
(in millions)	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Balance, beginning of period	$183,330	187,984	194,416	200,037	198,733
Cumulative effect from change in accounting policies (1)	—	991	—	—	—
Wells Fargo net income (loss)	(2,379)	653	2,873	4,610	6,206
Wells Fargo other comprehensive income, net of tax	766	(253)	328	585	1,458
Noncontrolling interests	124	(226)	(274)	117	94
Common stock issued	367	1,677	341	278	399
Common stock repurchased	(2)	(3,407)	(7,367)	(7,448)	(4,898)
Preferred stock redeemed (2)	—	(2,470)	—	(1,550)	—
Preferred stock released by ESOP	249	—	—	142	193
Preferred stock issued (3)	—	1,968	—	—	—
Common stock dividends	(2,093)	(2,096)	(2,145)	(2,230)	(2,015)
Preferred stock dividends	(315)	(339)	(327)	(353)	(358)
Stock incentive compensation expense	120	181	181	262	247
Net change in deferred compensation and related plans	(45)	(1,333)	(42)	(34)	(22)
Balance, end of period	$180,122	183,330	187,984	194,416	200,037

(1)	Effective January 1, 2020, we adopted Accounting Standards Update (ASU) 2016-13, Financial Instruments – Credit Losses.

(2)
Represents the impact of the redemption of the remaining shares of Preferred Stock, Series K, in first quarter 2020, the partial redemption of Preferred Stock, Series T, in first quarter 2020, and the partial redemption of Preferred Stock, Series K, in third quarter 2019.

(3)	Represents the issuance of Preferred Stock, Series Z, in first quarter 2020.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)

	Quarter ended June 30,
	2020			2019
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Interest-earning deposits with banks	$176,327	0.12%	$51	141,045	2.33%	$819
Federal funds sold and securities purchased under resale agreements	76,384	0.01	2	98,130	2.44	598
Debt securities (2):
Trading debt securities	96,049	2.76	663	86,514	3.45	746
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	9,452	0.83	19	15,402	2.21	85
Securities of U.S. states and political subdivisions	35,728	2.98	267	45,769	4.02	460
Mortgage-backed securities:
Federal agencies	143,600	2.33	837	149,761	2.99	1,120
Residential and commercial	4,433	2.27	25	5,562	4.02	56
Total mortgage-backed securities	148,033	2.33	862	155,323	3.03	1,176
Other debt securities	39,231	2.75	268	45,063	4.40	494
Total available-for-sale debt securities	232,444	2.44	1,416	261,557	3.39	2,215
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	48,574	2.14	258	44,762	2.19	244
Securities of U.S. states and political subdivisions	14,168	3.81	135	6,958	4.06	71
Federal agency and other mortgage-backed securities	104,047	2.21	575	95,506	2.64	632
Other debt securities	15	2.58	—	58	3.86	—
Total held-to-maturity debt securities	166,804	2.33	968	147,284	2.57	947
Total debt securities	495,297	2.46	3,047	495,355	3.16	3,908
Mortgage loans held for sale (3)	25,960	3.55	230	18,464	4.22	195
Loans held for sale (3)	1,650	1.87	7	1,642	4.80	20
Loans:
Commercial loans:
Commercial and industrial - U.S.	310,104	2.58	1,990	285,084	4.47	3,176
Commercial and industrial - Non-U.S.	72,241	2.48	445	62,905	3.90	611
Real estate mortgage	123,525	3.03	930	121,869	4.58	1,390
Real estate construction	21,361	3.37	179	21,568	5.36	288
Lease financing	18,087	4.34	196	19,133	4.71	226
Total commercial loans	545,318	2.76	3,740	510,559	4.47	5,691
Consumer loans:
Real estate 1-4 family first mortgage	280,878	3.44	2,414	286,169	3.88	2,776
Real estate 1-4 family junior lien mortgage	27,700	4.24	292	32,609	5.75	468
Credit card	36,539	10.78	979	38,154	12.65	1,204
Automobile	48,441	4.99	601	45,179	5.23	589
Other revolving credit and installment	32,390	5.45	440	34,790	7.12	617
Total consumer loans	425,948	4.45	4,726	436,901	5.18	5,654
Total loans (3)	971,266	3.50	8,466	947,460	4.80	11,345
Equity securities	27,417	1.70	117	35,215	2.70	237
Other	7,715	(0.02)	—	4,693	1.76	20
Total earning assets	$1,782,016	2.68%	$11,920	1,742,004	3.94%	$17,142
Funding sources
Deposits:
Interest-bearing checking	$53,592	0.07%	$9	57,549	1.46%	$210
Market rate and other savings	799,949	0.16	311	690,677	0.59	1,009
Savings certificates	27,051	1.11	75	30,620	1.62	124
Other time deposits	59,920	1.01	149	96,887	2.61	630
Deposits in non-U.S. offices	37,682	0.44	41	51,875	1.86	240
Total interest-bearing deposits	978,194	0.24	585	927,608	0.96	2,213
Short-term borrowings	63,535	(0.10)	(17)	114,754	2.26	646
Long-term debt	232,395	2.13	1,237	236,734	3.21	1,900
Other liabilities	29,947	1.53	116	24,314	2.18	132
Total interest-bearing liabilities	1,304,071	0.59	1,921	1,303,410	1.50	4,891
Portion of noninterest-bearing funding sources	477,945	—	—	438,594	—	—
Total funding sources	$1,782,016	0.43	1,921	1,742,004	1.12	4,891
Net interest margin and net interest income on a taxable-equivalent basis (4)		2.25%	$9,999		2.82%	$12,251
Noninterest-earning assets
Cash and due from banks	$21,227			19,475
Goodwill	26,384			26,415
Other	119,312			112,733
Total noninterest-earning assets	$166,923			158,623
Noninterest-bearing funding sources
Deposits	$408,462			341,371
Other liabilities	52,298			56,161
Total equity	184,108			199,685
Noninterest-bearing funding sources used to fund earning assets	(477,945)			(438,594)
Net noninterest-bearing funding sources	$166,923			158,623
Total assets	$1,948,939			1,900,627

Average prime rate		3.25%			5.50%
Average three-month London Interbank Offered Rate (LIBOR)		0.60			2.51

(1)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(2)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(3)	Nonaccrual loans and related income are included in their respective loan categories.

(4)
Includes taxable-equivalent adjustments of $119 million and $156 million for the quarters ended June 30, 2020 and 2019, respectively, predominantly related to tax-exempt income on certain loans and securities. The federal statutory tax rate utilized was 21% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)

	Six months ended June 30,
	2020			2019
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Interest-earning deposits with banks	$152,924	0.57%	$432	140,915	2.33%	$1,629
Federal funds sold and securities purchased under resale agreements	91,969	0.84	382	90,875	2.42	1,093
Debt securities (2):
Trading debt securities	98,556	2.91	1,433	87,938	3.52	1,544
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	10,116	1.14	57	14,740	2.18	159
Securities of U.S. states and political subdivisions	37,340	3.22	601	47,049	4.02	946
Mortgage-backed securities:
Federal agencies	151,119	2.51	1,899	150,623	3.04	2,293
Residential and commercial	4,540	2.55	58	5,772	4.17	120
Total mortgage-backed securities	155,659	2.51	1,957	156,395	3.09	2,413
Other debt securities	39,386	3.11	611	45,920	4.43	1,011
Total available-for-sale debt securities	242,501	2.66	3,226	264,104	3.44	4,529
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	47,255	2.17	509	44,758	2.20	487
Securities of U.S. states and political subdivisions	13,852	3.82	265	6,560	4.05	133
Federal agency and other mortgage-backed securities	101,221	2.38	1,203	95,753	2.69	1,288
Other debt securities	20	2.90	—	60	3.91	1
Total held-to-maturity debt securities	162,348	2.44	1,977	147,131	2.60	1,909
Total debt securities	503,405	2.64	6,636	499,173	3.20	7,982
Mortgage loans held for sale (3)	23,161	3.69	427	16,193	4.28	347
Loans held for sale (3)	1,567	2.49	19	1,752	5.04	44
Loans:
Commercial loans:
Commercial and industrial - U.S.	299,303	3.05	4,536	285,827	4.47	6,345
Commercial and industrial - Non-U.S.	71,451	2.82	1,001	62,863	3.90	1,215
Real estate mortgage	122,656	3.47	2,117	121,644	4.58	2,763
Real estate construction	20,819	3.94	408	21,999	5.40	589
Lease financing	18,687	4.37	408	19,261	4.66	450
Total commercial loans	532,916	3.19	8,470	511,594	4.48	11,362
Consumer loans:
Real estate 1-4 family first mortgage	287,217	3.53	5,064	285,694	3.92	5,597
Real estate 1-4 family junior lien mortgage	28,303	4.70	662	33,197	5.75	949
Credit card	38,147	11.53	2,186	38,168	12.76	2,416
Automobile	48,350	4.98	1,197	45,007	5.21	1,163
Other revolving credit and installment	33,223	5.89	974	35,068	7.13	1,240
Total consumer loans	435,240	4.65	10,083	437,134	5.22	11,365
Total loans (3)	968,156	3.85	18,553	948,728	4.82	22,727
Equity securities	32,475	2.00	325	34,154	2.63	448
Other	7,573	0.37	14	4,555	1.69	38
Total earning assets	$1,781,230	3.02%	$26,788	1,736,345	3.97%	$34,308
Funding sources
Deposits:
Interest-bearing checking	$58,339	0.50%	$144	56,905	1.44%	$407
Market rate and other savings	781,044	0.33	1,289	689,628	0.54	1,856
Savings certificates	28,575	1.30	185	27,940	1.46	202
Other time deposits	70,949	1.43	505	97,356	2.64	1,275
Deposits in non-U.S. offices	45,508	0.90	204	53,649	1.88	499
Total interest-bearing deposits	984,415	0.48	2,327	925,478	0.92	4,239
Short-term borrowings	83,256	0.66	275	111,719	2.24	1,243
Long-term debt	230,699	2.15	2,477	234,963	3.27	3,827
Other liabilities	30,073	1.71	258	24,801	2.23	275
Total interest-bearing liabilities	1,328,443	0.81	5,337	1,296,961	1.49	9,584
Portion of noninterest-bearing funding sources	452,787	—	—	439,384	—	—
Total funding sources	$1,781,230	0.60	5,337	1,736,345	1.11	9,584
Net interest margin and net interest income on a taxable-equivalent basis (4)		2.42%	$21,451		2.86%	$24,724
Noninterest-earning assets
Cash and due from banks	$20,899			19,544
Goodwill	26,386			26,417
Other	121,284			109,601
Total noninterest-earning assets	$168,569			155,562
Noninterest-bearing funding sources
Deposits	$377,894			340,061
Other liabilities	57,323			55,864
Total equity	186,139			199,021
Noninterest-bearing funding sources used to fund earning assets	(452,787)			(439,384)
Net noninterest-bearing funding sources	$168,569			155,562
Total assets	$1,949,799			1,891,907

Average prime rate		3.82%			5.50%
Average three-month London Interbank Offered Rate (LIBOR)		1.07			2.60

(1)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(2)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(3)	Nonaccrual loans and related income are included in their respective loan categories.

(4)
Includes taxable-equivalent adjustments of $259 million and $318 million for the first half of 2020 and 2019, respectively, predominantly related to tax-exempt income on certain loans and securities. The federal statutory tax rate utilized was 21% for the periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)

	Quarter ended
	Jun 30, 2020		Mar 31, 2020		Dec 31, 2019		Sep 30, 2019		Jun 30, 2019
($ in billions)	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates
Earning assets
Interest-earning deposits with banks	$176.3	0.12%	$129.5	1.18%	$127.3	1.63%	$134.0	2.14%	$141.0	2.33%
Federal funds sold and securities purchased under resale agreements	76.4	0.01	107.6	1.42	109.2	1.72	105.9	2.24	98.1	2.44
Debt securities (2):
Trading debt securities	96.0	2.76	101.1	3.05	103.8	3.12	94.7	3.35	86.5	3.45
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	9.5	0.83	10.8	1.40	15.6	1.79	16.0	2.14	15.4	2.21
Securities of U.S. states and political subdivisions	35.7	2.98	39.0	3.43	39.5	3.58	43.3	3.78	45.8	4.02
Mortgage-backed securities:
Federal agencies	143.6	2.33	158.6	2.68	161.1	2.58	154.1	2.77	149.8	2.99
Residential and commercial	4.4	2.27	4.6	2.82	4.8	4.40	5.2	4.02	5.6	4.02
Total mortgage-backed securities	148.0	2.33	163.2	2.68	165.9	2.63	159.3	2.81	155.4	3.03
Other debt securities	39.2	2.75	39.6	3.48	40.5	3.88	42.5	4.12	45.0	4.40
Total available-for-sale debt securities	232.4	2.44	252.6	2.87	261.5	2.92	261.1	3.14	261.6	3.39
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	48.7	2.14	45.9	2.19	45.1	2.19	44.8	2.18	44.8	2.19
Securities of U.S. states and political subdivisions	14.2	3.81	13.5	3.84	12.8	3.88	8.7	4.01	7.0	4.06
Federal agency and other mortgage-backed securities	104.0	2.21	98.4	2.55	95.3	2.49	95.4	2.54	95.4	2.64
Other debt securities	—	2.58	—	3.10	—	3.28	0.1	3.58	0.1	3.86
Total held-to-maturity debt securities	166.9	2.33	157.8	2.56	153.2	2.51	149.0	2.52	147.3	2.57
Total debt securities	495.3	2.46	511.5	2.81	518.5	2.84	504.8	3.00	495.4	3.16
Mortgage loans held for sale (3)	26.0	3.55	20.4	3.87	24.0	3.90	22.7	4.08	18.5	4.22
Loans held for sale (3)	1.7	1.87	1.5	3.17	1.4	4.13	2.0	4.17	1.6	4.80
Loans:
Commercial loans:
Commercial and industrial - U.S.	310.1	2.58	288.4	3.55	283.7	3.84	284.3	4.21	285.1	4.47
Commercial and industrial - Non-U.S.	72.2	2.48	70.7	3.16	67.3	3.40	64.0	3.67	62.9	3.90
Real estate mortgage	123.5	3.03	121.8	3.92	122.1	4.07	121.8	4.36	121.9	4.58
Real estate construction	21.4	3.37	20.3	4.54	20.1	4.71	20.7	5.13	21.6	5.36
Lease financing	18.1	4.34	19.3	4.40	19.4	4.41	19.3	4.34	19.1	4.71
Total commercial loans	545.3	2.76	520.5	3.65	512.6	3.90	510.1	4.22	510.6	4.47
Consumer loans:
Real estate 1-4 family first mortgage	280.9	3.44	293.5	3.61	292.4	3.66	288.4	3.74	286.2	3.88
Real estate 1-4 family junior lien mortgage	27.7	4.24	28.9	5.14	30.1	5.32	31.5	5.66	32.6	5.75
Credit card	36.5	10.78	39.8	12.21	39.9	12.26	39.2	12.55	38.2	12.65
Automobile	48.5	4.99	48.3	4.96	47.3	5.04	46.3	5.13	45.2	5.23
Other revolving credit and installment	32.4	5.45	34.0	6.32	34.2	6.60	34.3	6.95	34.7	7.12
Total consumer loans	426.0	4.45	444.5	4.83	443.9	4.92	439.7	5.06	436.9	5.18
Total loans (3)	971.3	3.50	965.0	4.20	956.5	4.37	949.8	4.61	947.5	4.80
Equity securities	27.4	1.70	37.5	2.22	38.3	2.81	37.1	2.68	35.2	2.70
Other	7.6	(0.02)	7.4	0.77	6.4	1.36	6.6	1.77	4.7	1.76
Total earning assets	$1,782.0	2.68%	$1,780.4	3.35%	$1,781.6	3.51%	$1,762.9	3.76%	$1,742.0	3.94%
Funding sources
Deposits:
Interest-bearing checking	$53.6	0.07%	$63.1	0.86%	$63.3	1.09%	$59.3	1.39%	$57.5	1.46%
Market rate and other savings	799.9	0.16	762.1	0.52	732.7	0.59	711.3	0.66	690.7	0.59
Savings certificates	27.1	1.11	30.1	1.47	32.3	1.68	32.8	1.72	30.6	1.62
Other time deposits	59.9	1.01	82.0	1.74	87.1	2.10	91.8	2.42	96.9	2.61
Deposits in non-U.S. offices	37.7	0.44	53.3	1.23	54.8	1.50	51.7	1.77	51.9	1.86
Total interest-bearing deposits	978.2	0.24	990.6	0.71	970.2	0.85	946.9	0.97	927.6	0.96
Short-term borrowings	63.5	(0.10)	103.0	1.14	115.9	1.50	121.8	2.07	114.8	2.26
Long-term debt	232.4	2.13	229.0	2.17	230.4	3.02	229.7	3.09	236.7	3.21
Other liabilities	30.0	1.53	30.2	1.90	27.3	2.04	26.2	2.06	24.3	2.18
Total interest-bearing liabilities	1,304.1	0.59	1,352.8	1.01	1,343.8	1.30	1,324.6	1.46	1,303.4	1.50
Portion of noninterest-bearing funding sources	477.9	—	427.6	—	437.8	—	438.3	—	438.6	—
Total funding sources	$1,782.0	0.43	$1,780.4	0.77	$1,781.6	0.98	$1,762.9	1.10	$1,742.0	1.12
Net interest margin on a taxable-equivalent basis		2.25%		2.58%		2.53%		2.66%		2.82%
Noninterest-earning assets
Cash and due from banks	$21.2		20.6		19.9		19.2		19.5
Goodwill	26.4		26.4		26.4		26.4		26.4
Other	119.3		123.3		113.9		118.9		112.7
Total noninterest-earnings assets	$166.9		170.3		160.2		164.5		158.6
Noninterest-bearing funding sources
Deposits	$408.5		347.4		351.7		344.5		341.4
Other liabilities	52.2		62.3		53.9		58.2		56.1
Total equity	184.1		188.2		192.4		200.1		199.7
Noninterest-bearing funding sources used to fund earning assets	(477.9)		(427.6)		(437.8)		(438.3)		(438.6)
Net noninterest-bearing funding sources	$166.9		170.3		160.2		164.5		158.6
Total assets	$1,948.9		1,950.7		1,941.8		1,927.4		1,900.6

Average prime rate		3.25%		4.41		4.83		5.31		5.50
Average three-month London Interbank Offered Rate (LIBOR)		0.60		1.53		1.93		2.20		2.51

(1)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(2)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(3)	Nonaccrual loans and related income are included in their respective loan categories.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended June 30,		%	Six months ended June 30,		%
(in millions)	2020	2019	Change	2020	2019	Change
Service charges on deposit accounts	$930	1,206	(23)%	$2,139	2,300	(7)%
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,117	2,318	(9)	4,599	4,511	2
Trust and investment management	687	795	(14)	1,388	1,581	(12)
Investment banking	547	455	20	938	849	10
Total trust and investment fees	3,351	3,568	(6)	6,925	6,941	—
Card fees	797	1,025	(22)	1,689	1,969	(14)
Other fees:
Lending related charges and fees	303	349	(13)	631	696	(9)
Cash network fees	88	117	(25)	194	226	(14)
Commercial real estate brokerage commissions	—	105	(100)	1	186	(99)
Wire transfer and other remittance fees	99	121	(18)	209	234	(11)
All other fees	88	108	(19)	175	228	(23)
Total other fees	578	800	(28)	1,210	1,570	(23)
Mortgage banking:
Servicing income, net	(689)	277	NM	(418)	641	NM
Net gains on mortgage loan origination/sales activities	1,006	481	109	1,114	825	35
Total mortgage banking	317	758	(58)	696	1,466	(53)
Net gains from trading activities	807	229	252	871	586	49
Net gains on debt securities	212	20	960	449	145	210
Net gains (losses) from equity securities	533	622	(14)	(868)	1,436	NM
Lease income	334	424	(21)	686	867	(21)
Life insurance investment income	163	167	(2)	324	326	(1)
All other (1)	(66)	670	NM	240	1,181	(80)
Total	$7,956	9,489	(16)	$14,361	18,787	(24)
NM - Not meaningful

(1)	In second quarter 2020, insurance income was moved to all other noninterest income. Prior period balances have been revised to conform with the current period presentation.

NONINTEREST EXPENSE

	Quarter ended June 30,		%	Six months ended June 30,		%
(in millions)	2020	2019	Change	2020	2019	Change
Personnel (1)	$8,911	8,474	5%	$17,225	17,682	(3)%
Technology and equipment (1)	562	641	(12)	1,268	1,335	(5)
Occupancy (2)	871	719	21	1,586	1,436	10
Core deposit and other intangibles	22	27	(19)	45	55	(18)
FDIC and other deposit assessments	165	144	15	283	303	(7)
Operating losses	1,219	247	394	1,683	485	247
Outside professional services	758	821	(8)	1,485	1,499	(1)
Contract services (1)	634	590	7	1,219	1,120	9
Leases (3)	244	311	(22)	504	597	(16)
Advertising and promotion	137	329	(58)	318	566	(44)
Outside data processing	142	175	(19)	307	342	(10)
Travel and entertainment	15	163	(91)	108	310	(65)
Postage, stationery and supplies	108	119	(9)	237	241	(2)
Telecommunications	110	93	18	202	184	10
Foreclosed assets	23	35	(34)	52	72	(28)
Insurance	25	25	—	50	50	—
All other	605	536	13	1,027	1,088	(6)
Total	$14,551	13,449	8	$27,599	27,365	1

(1)
In second quarter 2020, personnel-related expenses were combined into a single line item, and expenses for cloud computing services were moved from contract services expense to technology and equipment expense. Prior period balances have been revised to conform with the current period presentation.

(2)	Represents expenses for both leased and owned properties.

(3)	Represents expenses for assets we lease to customers.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
(in millions)	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Service charges on deposit accounts	$930	1,209	1,279	1,219	1,206
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,117	2,482	2,380	2,346	2,318
Trust and investment management	687	701	728	729	795
Investment banking	547	391	464	484	455
Total trust and investment fees	3,351	3,574	3,572	3,559	3,568
Card fees	797	892	1,020	1,027	1,025
Other fees:
Lending related charges and fees	303	328	334	349	349
Cash network fees	88	106	108	118	117
Commercial real estate brokerage commissions	—	1	2	170	105
Wire transfer and other remittance fees	99	110	119	121	121
All other fees	88	87	93	100	108
Total other fees	578	632	656	858	800
Mortgage banking:
Servicing income, net	(689)	271	23	(142)	277
Net gains on mortgage loan origination/sales activities	1,006	108	760	608	481
Total mortgage banking	317	379	783	466	758
Net gains from trading activities	807	64	131	276	229
Net gains (losses) on debt securities	212	237	(8)	3	20
Net gains (losses) from equity securities	533	(1,401)	451	956	622
Lease income	334	352	343	402	424
Life insurance investment income	163	161	159	173	167
All other (1)	(66)	306	274	1,446	670
Total	$7,956	6,405	8,660	10,385	9,489

(1)	In second quarter 2020, insurance income was moved to all other noninterest income. Prior period balances have been revised to conform with the current period presentation.

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
(in millions)	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Personnel (1)	$8,911	8,314	8,808	8,594	8,474
Technology and equipment (1)	562	706	843	730	641
Occupancy (2)	871	715	749	760	719
Core deposit and other intangibles	22	23	26	27	27
FDIC and other deposit assessments	165	118	130	93	144
Operating losses	1,219	464	1,916	1,920	247
Outside professional services	758	727	876	823	821
Contract services (1)	634	585	612	612	590
Leases (3)	244	260	286	272	311
Advertising and promotion	137	181	244	266	329
Outside data processing	142	165	164	167	175
Travel and entertainment	15	93	131	139	163
Postage, stationery and supplies	108	129	160	117	119
Telecommunications	110	92	92	91	93
Foreclosed assets	23	29	39	52	35
Insurance	25	25	25	25	25
All other	605	422	513	511	536
Total	$14,551	13,048	15,614	15,199	13,449

(1)
In second quarter 2020, personnel-related expenses were combined into a single line item, and expenses for cloud computing services were moved from contract services expense to technology and equipment expense. Prior period balances have been revised to conform with the current period presentation.

(2)	Represents expenses for both leased and owned properties.

(3)	Represents expenses for assets we lease to customers.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER DEFERRED COMPENSATION AND RELATED HEDGES

	Quarter ended
(in millions)	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Net interest income	$3	12	26	13	18
Net gains (losses) from equity securities	346	(621)	236	(4)	87
Total revenue (losses) from deferred compensation plan investments	349	(609)	262	9	105
Change in deferred compensation plan liabilities	490	(598)	263	5	114
Net derivative (gains) losses from economic hedges of deferred compensation (1)	(141)	—	—	—	—
Personnel expense	349	(598)	263	5	114
Income (loss) before income tax expense	$—	(11)	(1)	4	(9)

(1)
In second quarter 2020, we entered into arrangements to transition our economic hedges of our deferred compensation plan liabilities from equity securities to derivative instruments. Changes in the fair value of derivatives used as economic hedges are presented within the same financial statement line as the related business activity being hedged.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

(in millions, except shares)	Jun 30, 2020	Dec 31, 2019	% Change
Assets
Cash and due from banks	$24,704	21,757	14%
Interest-earning deposits with banks	237,799	119,493	99
Total cash, cash equivalents, and restricted cash	262,503	141,250	86
Federal funds sold and securities purchased under resale agreements	79,289	102,140	(22)
Debt securities:
Trading, at fair value	74,679	79,733	(6)
Available-for-sale, at fair value (includes allowance for credit losses)	228,899	263,459	(13)
Held-to-maturity, at amortized cost, net of allowance for credit losses	169,002	153,933	10
Mortgage loans held for sale	32,355	23,342	39
Loans held for sale	1,339	977	37
Loans	935,155	962,265	(3)
Allowance for loan losses	(18,926)	(9,551)	98
Net loans	916,229	952,714	(4)
Mortgage servicing rights:
Measured at fair value	6,819	11,517	(41)
Amortized	1,361	1,430	(5)
Premises and equipment, net	9,025	9,309	(3)
Goodwill	26,385	26,390	—
Derivative assets	22,776	14,203	60
Equity securities	52,494	68,241	(23)
Other assets	85,611	78,917	8
Total assets	$1,968,766	1,927,555	2
Liabilities
Noninterest-bearing deposits	$432,857	344,496	26
Interest-bearing deposits	977,854	978,130	—
Total deposits	1,410,711	1,322,626	7
Short-term borrowings	60,485	104,512	(42)
Derivative liabilities	11,368	9,079	25
Accrued expenses and other liabilities	75,159	75,163	—
Long-term debt	230,921	228,191	1
Total liabilities	1,788,644	1,739,571	3
Equity
Wells Fargo stockholders’ equity:
Preferred stock	21,098	21,549	(2)
Common stock – $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,481,811,474 shares	9,136	9,136	—
Additional paid-in capital	59,923	61,049	(2)
Retained earnings	159,952	166,697	(4)
Cumulative other comprehensive income (loss)	(798)	(1,311)	(39)
Treasury stock – 1,362,252,882 shares and 1,347,385,537 shares	(69,050)	(68,831)	—
Unearned ESOP shares	(875)	(1,143)	(23)
Total Wells Fargo stockholders’ equity	179,386	187,146	(4)
Noncontrolling interests	736	838	(12)
Total equity	180,122	187,984	(4)
Total liabilities and equity	$1,968,766	1,927,555	2

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

(in millions)	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Assets
Cash and due from banks	$24,704	22,738	21,757	22,401	20,880
Interest-earning deposits with banks	237,799	128,071	119,493	126,330	143,547
Total cash, cash equivalents, and restricted cash	262,503	150,809	141,250	148,731	164,427
Federal funds sold and securities purchased under resale agreements	79,289	86,465	102,140	103,051	112,119
Debt securities:
Trading, at fair value	74,679	80,425	79,733	79,113	70,208
Available-for-sale, at fair value (includes allowance for credit losses)	228,899	251,229	263,459	271,236	265,983
Held-to-maturity, at amortized cost, net of allowance for credit losses	169,002	169,909	153,933	153,179	145,876
Mortgage loans held for sale	32,355	21,795	23,342	25,448	22,998
Loans held for sale	1,339	1,883	977	1,532	1,181
Loans	935,155	1,009,843	962,265	954,915	949,878
Allowance for loan losses	(18,926)	(11,263)	(9,551)	(9,715)	(9,692)
Net loans	916,229	998,580	952,714	945,200	940,186
Mortgage servicing rights:
Measured at fair value	6,819	8,126	11,517	11,072	12,096
Amortized	1,361	1,406	1,430	1,397	1,407
Premises and equipment, net	9,025	9,108	9,309	9,315	9,435
Goodwill	26,385	26,381	26,390	26,388	26,415
Derivative assets	22,776	25,023	14,203	14,680	13,162
Equity securities	52,494	54,047	68,241	63,884	61,537
Other assets	85,611	96,163	78,917	89,724	76,358
Total assets	$1,968,766	1,981,349	1,927,555	1,943,950	1,923,388
Liabilities
Noninterest-bearing deposits	$432,857	379,678	344,496	355,259	340,813
Interest-bearing deposits	977,854	996,854	978,130	953,236	947,613
Total deposits	1,410,711	1,376,532	1,322,626	1,308,495	1,288,426
Short-term borrowings	60,485	92,289	104,512	123,908	115,344
Derivative liabilities	11,368	15,618	9,079	9,948	8,399
Accrued expenses and other liabilities	75,159	76,238	75,163	76,532	69,706
Long-term debt	230,921	237,342	228,191	230,651	241,476
Total liabilities	1,788,644	1,798,019	1,739,571	1,749,534	1,723,351
Equity
Wells Fargo stockholders’ equity:
Preferred stock	21,098	21,347	21,549	21,549	23,021
Common stock	9,136	9,136	9,136	9,136	9,136
Additional paid-in capital	59,923	59,849	61,049	60,866	60,625
Retained earnings	159,952	165,308	166,697	166,320	164,551
Cumulative other comprehensive income (loss)	(798)	(1,564)	(1,311)	(1,639)	(2,224)
Treasury stock	(69,050)	(70,215)	(68,831)	(61,785)	(54,775)
Unearned ESOP shares	(875)	(1,143)	(1,143)	(1,143)	(1,292)
Total Wells Fargo stockholders’ equity	179,386	182,718	187,146	193,304	199,042
Noncontrolling interests	736	612	838	1,112	995
Total equity	180,122	183,330	187,984	194,416	200,037
Total liabilities and equity	$1,968,766	1,981,349	1,927,555	1,943,950	1,923,388

Wells Fargo & Company and Subsidiaries
FIVE QUARTER TRADING ASSETS AND LIABILITIES

(in millions)	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Trading assets
Debt securities	$74,679	80,425	79,733	79,113	70,208
Equity securities	12,591	13,573	27,440	24,436	23,327
Loans held for sale	1,201	1,673	972	1,501	1,118
Gross trading derivative assets	60,644	72,527	34,825	39,926	34,683
Netting (1)	(39,885)	(49,821)	(21,463)	(26,414)	(22,827)
Total trading derivative assets	20,759	22,706	13,362	13,512	11,856
Total trading assets	109,230	118,377	121,507	118,562	106,509
Trading liabilities
Short sales	20,213	17,603	17,430	18,290	15,955
Gross trading derivative liabilities	54,985	67,891	33,861	38,308	33,458
Netting (1)	(44,901)	(53,598)	(26,074)	(29,708)	(26,417)
Total trading derivative liabilities	10,084	14,293	7,787	8,600	7,041
Total trading liabilities	$30,297	31,896	25,217	26,890	22,996

(1)	Represents balance sheet netting for trading derivative asset and liability balances, and trading portfolio level counterparty valuation adjustments.
FIVE QUARTER DEBT SECURITIES

(in millions)	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Trading debt securities	$74,679	80,425	79,733	79,113	70,208
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	7,983	11,036	14,960	16,549	15,319
Securities of U.S. states and political subdivisions	33,011	38,144	40,337	40,503	45,095
Mortgage-backed securities:
Federal agencies	144,835	160,214	162,453	167,535	155,858
Residential and commercial	4,100	4,430	4,761	5,079	5,443
Total mortgage-backed securities	148,935	164,644	167,214	172,614	161,301
Other debt securities	38,970	37,405	40,948	41,570	44,268
Total available-for-sale debt securities	228,899	251,229	263,459	271,236	265,983
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	48,578	48,569	45,541	44,774	44,766
Securities of U.S. states and political subdivisions	14,277	14,304	13,486	12,719	7,948
Federal agency and other mortgage-backed securities (1)	106,133	107,013	94,869	95,637	93,105
Other debt securities	14	23	37	49	57
Total held-to-maturity debt securities	169,002	169,909	153,933	153,179	145,876
Total debt securities	$472,580	501,563	497,125	503,528	482,067
Allowance for credit losses for debt securities (2):
Available-for-sale debt securities (included in fair value)	$114	161	—	—	—
Held-to-maturity debt securities (netted against amortized cost)	20	11	—	—	—
Total allowance for credit losses for debt securities	$134	172	—	—	—

(1)	Predominantly consists of federal agency mortgage-backed securities.

(2)	Represents the allowance for credit losses for debt securities as a result of our adoption of ASU 2016-13, Financial Instruments – Credit Losses, on January 1, 2020.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER EQUITY SECURITIES

(in millions)	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Held for trading at fair value:
Marketable equity securities	$12,591	13,573	27,440	24,436	23,327
Not held for trading:
Fair value:
Marketable equity securities (1)	6,426	7,708	6,481	6,639	5,379
Nonmarketable equity securities	8,322	6,895	8,015	7,293	7,244
Total equity securities at fair value	14,748	14,603	14,496	13,932	12,623
Equity method:
Low-income housing tax credit investments	11,294	11,290	11,343	11,068	11,162
Private equity	3,351	3,351	3,459	3,425	3,352
Tax-advantaged renewable energy	3,940	3,991	3,811	3,143	3,051
New market tax credit and other	377	387	387	390	294
Total equity method	18,962	19,019	19,000	18,026	17,859
Other:
Federal Reserve Bank stock and other at cost (2)	3,794	4,512	4,790	5,021	5,622
Private equity (3)	2,399	2,340	2,515	2,469	2,106
Total equity securities not held for trading	39,903	40,474	40,801	39,448	38,210
Total equity securities	$52,494	54,047	68,241	63,884	61,537

(1)
Includes $191 million, $3.1 billion, $3.8 billion, $3.5 billion and $3.5 billion at June 30 and March 31, 2020, and December 31, September 30 and June 30, 2019, respectively, related to securities held as economic hedges of our deferred compensation plan liabilities. In second quarter 2020, we entered into arrangements to transition our economic hedges of our deferred compensation plan liabilities from equity securities to derivative instruments.

(2)
Includes $3.8 billion, $4.5 billion, $4.8 billion, $5.0 billion and $5.6 billion at June 30 and March 31, 2020, and December 31, September 30 and June 30, 2019, respectively, related to investments in Federal Reserve Bank and Federal Home Loan Bank stock.

(3)	Represents nonmarketable equity securities accounted for under the measurement alternative.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

(in millions)	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Commercial:
Commercial and industrial	$350,116	405,020	354,125	350,875	348,846
Real estate mortgage	123,967	122,767	121,824	121,936	123,008
Real estate construction	21,694	20,812	19,939	19,921	21,067
Lease financing	17,410	19,136	19,831	19,600	19,324
Total commercial	513,187	567,735	515,719	512,332	512,245
Consumer:
Real estate 1-4 family first mortgage	277,945	292,920	293,847	290,604	286,427
Real estate 1-4 family junior lien mortgage	26,839	28,527	29,509	30,838	32,068
Credit card	36,018	38,582	41,013	39,629	38,820
Automobile	48,808	48,568	47,873	46,738	45,664
Other revolving credit and installment	32,358	33,511	34,304	34,774	34,654
Total consumer	421,968	442,108	446,546	442,583	437,633
Total loans	$935,155	1,009,843	962,265	954,915	949,878

Our non-U.S. loans are reported by respective class of financing receivable in the table above. Substantially all of our non-U.S. loan portfolio is commercial loans. The following table presents total non-U.S. commercial loans outstanding by class of financing receivable.

(in millions)	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Non-U.S. commercial loans:
Commercial and industrial	$67,015	78,753	70,494	64,418	63,296
Real estate mortgage	6,460	6,309	7,004	7,056	6,801
Real estate construction	1,697	1,478	1,434	1,262	1,287
Lease financing	1,146	1,120	1,220	1,197	1,215
Total non-U.S. commercial loans	$76,318	87,660	80,152	73,933	72,599

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONPERFORMING ASSETS (NONACCRUAL LOANS AND FORECLOSED ASSETS)

(in millions)	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Nonaccrual loans:
Commercial:
Commercial and industrial	$2,896	1,779	1,545	1,539	1,634
Real estate mortgage	1,217	944	573	669	737
Real estate construction	34	21	41	32	36
Lease financing	138	131	95	72	63
Total commercial	4,285	2,875	2,254	2,312	2,470
Consumer:
Real estate 1-4 family first mortgage (1) (2)	2,393	2,372	2,150	2,261	2,425
Real estate 1-4 family junior lien mortgage (2)	753	769	796	819	868
Automobile	129	99	106	110	115
Other revolving credit and installment	45	41	40	43	44
Total consumer	3,320	3,281	3,092	3,233	3,452
Total nonaccrual loans	$7,605	6,156	5,346	5,545	5,922
As a percentage of total loans	0.81%	0.61	0.56	0.58	0.62
Foreclosed assets:
Government insured/guaranteed	$31	43	50	59	68
Non-government insured/guaranteed	164	209	253	378	309
Total foreclosed assets	195	252	303	437	377
Total nonperforming assets	$7,800	6,408	5,649	5,982	6,299
As a percentage of total loans	0.83%	0.63	0.59	0.63	0.66

(1)
Amounts are not comparative due to our adoption of ASU 2016-13, Financial Instruments – Credit Losses, on January 1, 2020. Prior to January 1, 2020, pools of individual purchased credit-impaired (PCI) loans were excluded because they continued to earn interest income from the accretable yield at the pool level. With the adoption of ASU 2016-13, the pools were discontinued and performance is based on contractual terms for individual loans.

(2)
Real estate 1-4 family mortgage loans predominantly insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) are not placed on nonaccrual status because they are insured or guaranteed.

LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING

(in millions)	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Total:	$9,739	7,023	7,285	7,130	7,258
Less: FHA insured/VA guaranteed (1)	8,922	6,142	6,352	6,308	6,478
Total, not government insured/guaranteed	$817	881	933	822	780
By segment and class, not government insured/guaranteed:
Commercial:
Commercial and industrial	$101	24	47	6	17
Real estate mortgage	44	28	31	28	24
Real estate construction	—	1	—	—	—
Total commercial	145	53	78	34	41
Consumer:
Real estate 1-4 family first mortgage (2)	93	128	112	100	108
Real estate 1-4 family junior lien mortgage (2)	19	25	32	35	27
Credit card	418	528	546	491	449
Automobile	54	69	78	75	63
Other revolving credit and installment	88	78	87	87	92
Total consumer	672	828	855	788	739
Total, not government insured/guaranteed	$817	881	933	822	780

(1)	Represents loans whose repayments are predominantly insured by the FHA or guaranteed by the VA.

(2)
Amounts are not comparative due to our adoption of ASU 2016-13, Financial Instruments – Credit Losses, on January 1, 2020. Total loans 90 days or more past due and still accruing exclude PCI loans of $102 million, $119 million, and $156 million at December 31, September 30 and June 30, 2019, respectively.

Wells Fargo & Company and Subsidiaries
CHANGES IN ALLOWANCE FOR CREDIT LOSSES FOR LOANS

	Quarter ended June 30,		Six months ended June 30,
(in millions)	2020	2019	2020	2019
Balance, beginning of period	$12,022	10,821	10,456	10,707
Cumulative effect from change in accounting policies (1)	—	—	(1,337)	—
Allowance for purchased credit deteriorated (PCD) loans (2)	—	—	8	—
Balance, beginning of period, adjusted	12,022	10,821	9,127	10,707
Provision for credit losses	9,565	503	13,398	1,348
Interest income on certain impaired loans (3)	(38)	(39)	(76)	(78)
Loan charge-offs:
Commercial:
Commercial and industrial	(556)	(205)	(933)	(381)
Real estate mortgage	(72)	(14)	(75)	(26)
Real estate construction	—	—	—	(1)
Lease financing	(19)	(12)	(32)	(23)
Total commercial	(647)	(231)	(1,040)	(431)
Consumer:
Real estate 1-4 family first mortgage	(20)	(27)	(43)	(70)
Real estate 1-4 family junior lien mortgage	(18)	(29)	(48)	(63)
Credit card	(415)	(437)	(886)	(874)
Automobile	(158)	(142)	(314)	(329)
Other revolving credit and installment	(113)	(167)	(278)	(329)
Total consumer	(724)	(802)	(1,569)	(1,665)
Total loan charge-offs	(1,371)	(1,033)	(2,609)	(2,096)
Loan recoveries:
Commercial:
Commercial and industrial	35	46	79	89
Real estate mortgage	5	10	10	16
Real estate construction	1	2	17	5
Lease financing	4	8	8	11
Total commercial	45	66	114	121
Consumer:
Real estate 1-4 family first mortgage	18	57	44	112
Real estate 1-4 family junior lien mortgage	30	48	65	91
Credit card	88	88	182	173
Automobile	52	90	126	186
Other revolving credit and installment	25	31	56	65
Total consumer	213	314	473	627
Total loan recoveries	258	380	587	748
Net loan charge-offs	(1,113)	(653)	(2,022)	(1,348)
Other	—	(29)	9	(26)
Balance, end of period	$20,436	10,603	20,436	10,603
Components:
Allowance for loan losses	$18,926	9,692	18,926	9,692
Allowance for unfunded credit commitments	1,510	911	1,510	911
Allowance for credit losses for loans	$20,436	10,603	20,436	10,603
Net loan charge-offs (annualized) as a percentage of average total loans	0.46%	0.28	0.42	0.29
Allowance for loan losses as a percentage of total loans	2.02	1.02	2.02	1.02
Allowance for credit losses for loans as a percentage of total loans	2.19	1.12	2.19	1.12

(1)	Represents the overall decrease in our allowance for credit losses for loans as a result of our adoption of ASU 2016-13, Financial Instruments – Credit Losses, on January 1, 2020.

(2)	Represents the allowance for credit losses for PCI loans that automatically became purchased credit-deteriorated (PCD) loans with the adoption of ASU 2016-13.

(3)
Certain impaired loans with an allowance for credit losses calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize changes in the allowance for credit losses attributable to the passage of time as interest income.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES FOR LOANS

	Quarter ended
(in millions)	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Balance, beginning of quarter	$12,022	10,456	10,613	10,603	10,821
Cumulative effect from change in accounting policies (1)	—	(1,337)	—	—	—
Allowance for purchased credit-deteriorated (PCD) loans (2)	—	8	—	—	—
Balance, beginning of quarter, adjusted	12,022	9,127	10,613	10,603	10,821
Provision for credit losses	9,565	3,833	644	695	503
Interest income on certain loans (3)	(38)	(38)	(35)	(34)	(39)
Loan charge-offs:
Commercial:
Commercial and industrial	(556)	(377)	(212)	(209)	(205)
Real estate mortgage	(72)	(3)	(10)	(2)	(14)
Real estate construction	—	—	—	—	—
Lease financing	(19)	(13)	(35)	(12)	(12)
Total commercial	(647)	(393)	(257)	(223)	(231)
Consumer:
Real estate 1-4 family first mortgage	(20)	(23)	(28)	(31)	(27)
Real estate 1-4 family junior lien mortgage	(18)	(30)	(28)	(27)	(29)
Credit card	(415)	(471)	(436)	(404)	(437)
Automobile	(158)	(156)	(162)	(156)	(142)
Other revolving credit and installment	(113)	(165)	(177)	(168)	(167)
Total consumer	(724)	(845)	(831)	(786)	(802)
Total loan charge-offs	(1,371)	(1,238)	(1,088)	(1,009)	(1,033)
Loan recoveries:
Commercial:
Commercial and industrial	35	44	44	62	46
Real estate mortgage	5	5	6	10	10
Real estate construction	1	16	—	8	2
Lease financing	4	4	4	4	8
Total commercial	45	69	54	84	66
Consumer:
Real estate 1-4 family first mortgage	18	26	31	36	57
Real estate 1-4 family junior lien mortgage	30	35	44	49	48
Credit card	88	94	86	85	88
Automobile	52	74	75	80	90
Other revolving credit and installment	25	31	29	30	31
Total consumer	213	260	265	280	314
Total loan recoveries	258	329	319	364	380
Net loan charge-offs	(1,113)	(909)	(769)	(645)	(653)
Other	—	9	3	(6)	(29)
Balance, end of quarter	$20,436	12,022	10,456	10,613	10,603
Components:
Allowance for loan losses	$18,926	11,263	9,551	9,715	9,692
Allowance for unfunded credit commitments	1,510	759	905	898	911
Allowance for credit losses for loans	$20,436	12,022	10,456	10,613	10,603
Net loan charge-offs (annualized) as a percentage of average total loans	0.46%	0.38	0.32	0.27	0.28
Allowance for loan losses as a percentage of:
Total loans	2.02	1.12	0.99	1.02	1.02
Nonaccrual loans	249	183	179	175	164
Nonaccrual loans and other nonperforming assets	243	176	169	162	154
Total net loan charge-offs (annualized)	422	308	346	379	370
Allowance for credit losses for loans as a percentage of:
Total loans	2.19	1.19	1.09	1.11	1.12
Nonaccrual loans	269	195	196	191	179
Nonaccrual loans and other nonperforming assets	262	188	185	177	168

(1)	Represents the overall decrease in our allowance for credit losses for loans as a result of our adoption of ASU 2016-13, Financial Instruments – Credit Losses, on January 1, 2020.

(2)	Represents the allowance for credit losses for PCI loans that automatically became PCD loans with the adoption of ASU 2016-13.

(3)
Loans with an allowance for credit losses measured by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize changes in the allowance for credit losses attributable to the passage of time as interest income.

Wells Fargo & Company and Subsidiaries
ALLOCATION OF ALLOWANCE FOR CREDIT LOSSES FOR LOANS (1)

	Jun 30, 2020		Mar 31, 2020		Jan 1, 2020		Dec 31, 2019
($ in millions)	ACL	ACL as % of loan class	ACL	ACL as % of loan class	ACL	ACL as % of loan class	ACL	ACL as % of loan class
Commercial:
Commercial and industrial	$8,109	2.32%	$4,231	1.04%	$2,490	0.70%	$3,600	1.02%
Real estate mortgage	2,395	1.93	848	0.69	702	0.58	1,236	1.01
Real estate construction	484	2.23	36	0.17	42	0.21	1,079	5.41
Lease financing	681	3.91	164	0.86	149	0.75	330	1.66
Total commercial	11,669	2.27	5,279	0.93	3,383	0.66	6,245	1.21
Consumer:
Real estate 1-4 family first mortgage	1,541	0.55	836	0.29	845	0.29	692	0.24
Real estate 1-4 family junior lien mortgage	725	2.70	125	0.44	78	0.26	247	0.84
Credit card	3,777	10.49	3,481	9.02	2,913	7.10	2,252	5.49
Automobile	1,174	2.41	1,016	2.09	719	1.50	459	0.96
Other revolving credit and installment	1,550	4.79	1,285	3.83	1,188	3.46	561	1.64
Total consumer	8,767	2.08	6,743	1.53	5,743	1.29	4,211	0.94
Total	$20,436	2.19%	$12,022	1.19%	$9,126	0.95%	$10,456	1.09%

(1)	Amounts are not comparative due to our adoption of ASU 2016-13, Financial Instruments – Credit Losses, on January 1, 2020.

Wells Fargo & Company and Subsidiaries
TANGIBLE COMMON EQUITY

We also evaluate our business based on certain ratios that utilize tangible common equity. Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, goodwill, certain identifiable intangible assets (other than mortgage servicing rights (MSRs)) and goodwill and other intangibles on nonmarketable equity securities, net of applicable deferred taxes. These tangible common equity ratios are as follows:

•	Tangible book value per common share, which represents tangible common equity divided by common shares outstanding; and

•	Return on average tangible common equity (ROTCE), which represents our annualized earnings contribution as a percentage of tangible common equity.

The methodology of determining tangible common equity may differ among companies. Management believes that tangible book value per common share and return on average tangible common equity, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company’s use of equity.
The tables below provide a reconciliation of these non-GAAP financial measures to GAAP financial measures.

(in millions, except ratios)		Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Tangible book value per common share:
Total equity		$180,122	183,330	187,984	194,416	200,037
Adjustments:
Preferred stock		(21,098)	(21,347)	(21,549)	(21,549)	(23,021)
Additional paid-in capital on preferred stock		159	140	(71)	(71)	(78)
Unearned ESOP shares		875	1,143	1,143	1,143	1,292
Noncontrolling interests		(736)	(612)	(838)	(1,112)	(995)
Total common stockholders' equity	(A)	159,322	162,654	166,669	172,827	177,235
Adjustments:
Goodwill		(26,385)	(26,381)	(26,390)	(26,388)	(26,415)
Certain identifiable intangible assets (other than MSRs)		(389)	(413)	(437)	(465)	(493)
Goodwill and other intangibles on nonmarketable equity securities (included in other assets)		(2,050)	(1,894)	(2,146)	(2,295)	(2,251)
Applicable deferred taxes related to goodwill and other intangible assets (1)		831	821	810	802	788
Tangible common equity	(B)	$131,329	134,787	138,506	144,481	148,864
Common shares outstanding	(C)	4,119.6	4,096.4	4,134.4	4,269.1	4,419.6
Book value per common share	(A)/(C)	$38.67	39.71	40.31	40.48	40.10
Tangible book value per common share	(B)/(C)	31.88	32.90	33.50	33.84	33.68

		Quarter ended					Six months ended
(in millions, except ratios)		Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Jun 30, 2020	Jun 30, 2019
Return on average tangible common equity:
Net income applicable to common stock	(A)	$(2,694)	42	2,546	4,037	5,848	(2,652)	11,355
Average total equity		184,108	188,170	192,393	200,095	199,685	186,139	199,021
Adjustments:
Preferred stock		(21,344)	(21,794)	(21,549)	(22,325)	(23,023)	(21,569)	(23,118)
Additional paid-in capital on preferred stock		140	135	(71)	(78)	(78)	138	(87)
Unearned ESOP shares		1,140	1,143	1,143	1,290	1,294	1,141	1,397
Noncontrolling interests		(643)	(785)	(945)	(1,065)	(939)	(714)	(919)
Average common stockholders’ equity	(B)	163,401	166,869	170,971	177,917	176,939	165,135	176,294
Adjustments:
Goodwill		(26,384)	(26,387)	(26,389)	(26,413)	(26,415)	(26,386)	(26,417)
Certain identifiable intangible assets (other than MSRs)		(402)	(426)	(449)	(477)	(505)	(414)	(524)
Goodwill and other intangibles on nonmarketable equity securities (included in other assets)		(1,922)	(2,152)	(2,223)	(2,159)	(2,155)	(2,037)	(2,157)
Applicable deferred taxes related to goodwill and other intangible assets (1)		828	818	807	797	780	823	782
Average tangible common equity	(C)	$135,521	138,722	142,717	149,665	148,644	137,121	147,978
Return on average common stockholders' equity (ROE) (annualized)	(A)/(B)	(6.63)%	0.10	5.91	9.00	13.26	(3.23)	12.99
Return on average tangible common equity (ROTCE) (annualized)	(A)/(C)	(8.00)	0.12	7.08	10.70	15.78	(3.89)	15.47

(1)
Determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

Wells Fargo & Company and Subsidiaries
COMMON EQUITY TIER 1 UNDER BASEL III (1)

		Estimated
(in billions, except ratio)		Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Total equity		$180.1	183.3	188.0	194.4	200.0
Adjustments:
Preferred stock		(21.1)	(21.3)	(21.5)	(21.5)	(23.0)
Additional paid-in capital on preferred stock		0.1	0.1	(0.1)	(0.1)	(0.1)
Unearned ESOP shares		0.9	1.1	1.1	1.1	1.3
Noncontrolling interests		(0.7)	(0.6)	(0.8)	(1.1)	(1.0)
Total common stockholders' equity		159.3	162.6	166.7	172.8	177.2
Adjustments:
Goodwill		(26.4)	(26.4)	(26.4)	(26.4)	(26.4)
Certain identifiable intangible assets (other than MSRs)		(0.4)	(0.4)	(0.4)	(0.5)	(0.5)
Goodwill and other intangibles on nonmarketable equity securities (included in other assets)		(2.1)	(1.9)	(2.1)	(2.3)	(2.3)
Applicable deferred taxes related to goodwill and other intangible assets (2)		0.8	0.8	0.8	0.8	0.8
CECL transition provision (3)		1.9	—	—	—	—
Other		(0.1)	—	0.2	0.3	0.4
Common Equity Tier 1 under Basel III	(A)	133.0	134.7	138.8	144.7	149.2
Total risk-weighted assets (RWAs) anticipated under Basel III (4)(5)	(B)	$1,215.0	1,262.8	1,245.8	1,246.2	1,246.7
Common Equity Tier 1 to total RWAs anticipated under Basel III (5)	(A)/(B)	10.9%	10.7	11.1	11.6	12.0

(1)
Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. The rules are being phased in through the end of 2021. The Basel III capital requirements for calculating CET1 and tier 1 capital, along with RWAs, are fully phased-in.

(2)
Determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

(3)
In second quarter 2020, the Company elected to apply a modified transition provision issued by federal banking regulators in March 2020 related to the impact of the current expected credit loss (CECL) accounting standard on regulatory capital. The rule permits certain banking organizations to exclude from regulatory capital the initial adoption impact of CECL, plus 25% of the cumulative changes in the allowance for credit losses (ACL) under CECL for each period until December 31, 2021, followed by a three-year phase-out of the benefits. The impact of the CECL transition provision on our regulatory capital at June 30, 2020, was an increase in capital of $1.9 billion, reflecting a $991 million (post-tax) increase in capital recognized upon our initial adoption of CECL, offset by 25% of the $11.4 billion increase in our ACL under CECL from January 1, 2020, through June 30, 2020.

(4)
The final Basel III capital rules provide for two capital frameworks: the Standardized Approach and the Advanced Approach applicable to certain institutions. Accordingly, in the assessment of our capital adequacy, we must report the lower of our CET1, tier 1 and total capital ratios calculated under the Standardized Approach and under the Advanced Approach. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of June 30, 2020, is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for March 31, 2020, and December 31, September 30 and June 30, 2019, was calculated under the Basel III Standardized Approach RWAs.

(5)	The Company’s June 30, 2020, RWAs and capital ratio are preliminary estimates.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

(income/expense in millions, average balances in billions)	Community Banking		Wholesale Banking		Wealth and Investment Management		Other (2)		Consolidated Company
	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019
Quarter ended Jun 30,
Net interest income (3)	$5,699	7,066	3,891	4,535	736	1,037	(446)	(543)	9,880	12,095
Provision (reversal of provision) for credit losses	3,378	479	6,028	28	257	(1)	(129)	(3)	9,534	503
Noninterest income	3,067	4,739	2,672	2,530	2,924	3,013	(707)	(793)	7,956	9,489
Noninterest expense	8,346	7,212	3,963	3,882	3,153	3,246	(911)	(891)	14,551	13,449
Income (loss) before income tax expense (benefit)	(2,958)	4,114	(3,428)	3,155	250	805	(113)	(442)	(6,249)	7,632
Income tax expense (benefit) (4)	(2,666)	838	(1,286)	365	63	201	(28)	(110)	(3,917)	1,294
Net income (loss) before noncontrolling interests	(292)	3,276	(2,142)	2,790	187	604	(85)	(332)	(2,332)	6,338
Less: Net income (loss) from noncontrolling interests	39	129	1	1	7	2	—	—	47	132
Net income (loss)	$(331)	3,147	(2,143)	2,789	180	602	(85)	(332)	(2,379)	6,206

Average loans	$449.3	457.7	504.3	474.0	78.7	75.0	(61.0)	(59.2)	971.3	947.5
Average assets	1,059.8	1,024.8	863.2	852.2	87.7	83.8	(61.8)	(60.2)	1,948.9	1,900.6
Average deposits	848.5	777.6	441.2	410.4	171.8	143.5	(74.8)	(62.5)	1,386.7	1,269.0

Six months ended Jun 30,
Net interest income (3)	$12,486	14,314	8,027	9,069	1,603	2,138	(924)	(1,115)	21,192	24,406
Provision (reversal of provision) for credit losses	5,096	1,189	8,316	162	265	3	(138)	(6)	13,539	1,348
Noninterest income	5,776	9,241	4,353	5,107	5,772	5,991	(1,540)	(1,552)	14,361	18,787
Noninterest expense	15,462	14,901	7,726	7,720	6,256	6,549	(1,845)	(1,805)	27,599	27,365
Income (loss) before income tax expense (benefit)	(2,296)	7,465	(3,662)	6,294	854	1,577	(481)	(856)	(5,585)	14,480
Income tax expense (benefit) (4)	(2,022)	1,262	(1,832)	734	216	393	(120)	(214)	(3,758)	2,175
Net income (loss) before noncontrolling interests	(274)	6,203	(1,830)	5,560	638	1,184	(361)	(642)	(1,827)	12,305
Less: Net income (loss) from noncontrolling interests	(98)	233	2	1	(5)	5	—	—	(101)	239
Net income (loss)	$(176)	5,970	(1,832)	5,559	643	1,179	(361)	(642)	(1,726)	12,066

Average loans	$456.0	457.9	494.4	475.2	78.6	74.7	(60.8)	(59.1)	968.2	948.7
Average assets	1,049.5	1,020.1	874.1	848.4	87.9	83.5	(61.7)	(60.1)	1,949.8	1,891.9
Average deposits	823.5	771.6	448.9	410.1	161.6	148.3	(71.7)	(64.5)	1,362.3	1,265.5

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.

(2)
Includes the elimination of certain items that are included in more than one business segment, most of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

(3)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets as well as interest credits for any funding of a segment available to be provided to other segments. The cost of liabilities includes actual interest expense on segment liabilities as well as funding charges for any funding provided from other segments.

(4)
Income tax expense (benefit) for our Wholesale Banking operating segment included income tax credits related to low-income housing and renewable energy investments of $465 million and $956 million for the second quarter and first half of 2020, respectively, and $423 million and $850 million for the second quarter and first half of 2019, respectively.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

				Quarter ended
(income/expense in millions, average balances in billions)	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
COMMUNITY BANKING
Net interest income (2)	$5,699	6,787	6,527	6,769	7,066
Provision for credit losses	3,378	1,718	522	608	479
Noninterest income	3,067	2,709	3,995	4,470	4,739
Noninterest expense	8,346	7,116	9,029	8,766	7,212
Income (loss) before income tax expense (benefit)	(2,958)	662	971	1,865	4,114
Income tax expense (benefit)	(2,666)	644	497	667	838
Net income (loss) before noncontrolling interests	(292)	18	474	1,198	3,276
Less: Net income (loss) from noncontrolling interests	39	(137)	45	199	129
Segment net income (loss)	$(331)	155	429	999	3,147
Average loans	$449.3	462.6	462.5	459.0	457.7
Average assets	1,059.8	1,039.2	1,039.3	1,033.9	1,024.8
Average deposits	848.5	798.6	794.6	789.7	777.6
WHOLESALE BANKING
Net interest income (2)	$3,891	4,136	4,248	4,382	4,535
Provision for credit losses	6,028	2,288	124	92	28
Noninterest income	2,672	1,681	2,311	2,560	2,530
Noninterest expense	3,963	3,763	3,743	3,889	3,882
Income (loss) before income tax expense (benefit)	(3,428)	(234)	2,692	2,961	3,155
Income tax expense (benefit) (3)	(1,286)	(546)	197	315	365
Net income (loss) before noncontrolling interests	(2,142)	312	2,495	2,646	2,790
Less: Net income from noncontrolling interests	1	1	2	2	1
Segment net income (loss)	$(2,143)	311	2,493	2,644	2,789
Average loans	$504.3	484.5	476.5	474.3	474.0
Average assets	863.2	885.0	877.6	869.2	852.2
Average deposits	441.2	456.6	447.4	422.0	410.4
WEALTH AND INVESTMENT MANAGEMENT
Net interest income (2)	$736	867	910	989	1,037
Provision (reversal of provision) for credit losses	257	8	(1)	3	(1)
Noninterest income	2,924	2,848	3,161	4,152	3,013
Noninterest expense	3,153	3,103	3,729	3,431	3,246
Income before income tax expense	250	604	343	1,707	805
Income tax expense	63	153	85	426	201
Net income before noncontrolling interests	187	451	258	1,281	604
Less: Net income (loss) from noncontrolling interests	7	(12)	4	1	2
Segment net income	$180	463	254	1,280	602
Average loans	$78.7	78.5	77.1	75.9	75.0
Average assets	87.7	88.1	85.5	84.7	83.8
Average deposits	171.8	151.4	145.0	142.4	143.5
OTHER (4)
Net interest income (2)	$(446)	(478)	(485)	(515)	(543)
Provision (reversal of provision) for credit losses	(129)	(9)	(1)	(8)	(3)
Noninterest income	(707)	(833)	(807)	(797)	(793)
Noninterest expense	(911)	(934)	(887)	(887)	(891)
Loss before income tax benefit	(113)	(368)	(404)	(417)	(442)
Income tax benefit	(28)	(92)	(101)	(104)	(110)
Net loss before noncontrolling interests	(85)	(276)	(303)	(313)	(332)
Less: Net income from noncontrolling interests	—	—	—	—	—
Other net loss	$(85)	(276)	(303)	(313)	(332)
Average loans	$(61.0)	(60.6)	(59.6)	(59.4)	(59.2)
Average assets	(61.8)	(61.6)	(60.6)	(60.4)	(60.2)
Average deposits	(74.8)	(68.6)	(65.1)	(62.7)	(62.5)
CONSOLIDATED COMPANY
Net interest income (2)	$9,880	11,312	11,200	11,625	12,095
Provision for credit losses	9,534	4,005	644	695	503
Noninterest income	7,956	6,405	8,660	10,385	9,489
Noninterest expense	14,551	13,048	15,614	15,199	13,449
Income before income tax expense (benefit)	(6,249)	664	3,602	6,116	7,632
Income tax expense (benefit)	(3,917)	159	678	1,304	1,294
Net income (loss) before noncontrolling interests	(2,332)	505	2,924	4,812	6,338
Less: Net income (loss) from noncontrolling interests	47	(148)	51	202	132
Wells Fargo net income (loss)	$(2,379)	653	2,873	4,610	6,206
Average loans	$971.3	965.0	956.5	949.8	947.5
Average assets	1,948.9	1,950.7	1,941.8	1,927.4	1,900.6
Average deposits	1,386.7	1,338.0	1,321.9	1,291.4	1,269.0

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.

(2)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets as well as interest credits for any funding of a segment available to be provided to other segments. The cost of liabilities includes actual interest expense on segment liabilities as well as funding charges for any funding provided from other segments.

(3)
Income tax expense (benefit) for our Wholesale Banking operating segment included income tax credits related to low-income housing and renewable energy investments of $465 million, $491 million, $478 million, $422 million, and $423 million for the quarters ended June 30 and March 31, 2020, and December 31, September 30 and June 30, 2019, respectively.

(4)
Includes the elimination of certain items that are included in more than one business segment, most of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
(in millions)	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
MSRs measured using the fair value method:
Fair value, beginning of quarter	$8,126	11,517	11,072	12,096	13,336
Servicing from securitizations or asset transfers (1)	462	461	654	538	400
Sales and other (2)	(1)	(31)	—	(4)	(1)
Net additions	461	430	654	534	399
Changes in fair value:
Due to changes in valuation inputs or assumptions:
Mortgage interest rates (3)	(600)	(3,022)	405	(718)	(1,153)
Servicing and foreclosure costs (4)	(349)	(73)	45	13	(22)
Discount rates	—	27	(34)	188	(109)
Prepayment estimates and other (5)	(182)	(189)	(54)	(445)	206
Net changes in valuation inputs or assumptions	(1,131)	(3,257)	362	(962)	(1,078)
Changes due to collection/realization of expected cash flows (6)	(637)	(564)	(571)	(596)	(561)
Total changes in fair value	(1,768)	(3,821)	(209)	(1,558)	(1,639)
Fair value, end of quarter	$6,819	8,126	11,517	11,072	12,096

(1)
Includes impacts associated with exercising cleanup calls on securitizations and our right to repurchase delinquent loans from Government National Mortgage Association (GNMA) loan securitization pools. MSRs may increase upon repurchase due to servicing liabilities associated with these delinquent GNMA loans.

(2)	Includes sales and transfers of MSRs, which can result in an increase in MSRs if related to portfolios with servicing liabilities.

(3)	Includes prepayment speed changes as well as other valuation changes due to changes in mortgage interest rates.

(4)	Includes costs to service and unreimbursed foreclosure costs.

(5)	Represents other changes in inputs or assumptions, including prepayment speed estimation changes that are independent of mortgage interest rate changes.

(6)	Represents the reduction in the MSR fair value for the cash flows expected to be collected during the period, net of income accreted due to the passage of time.

	Quarter ended
(in millions)	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Amortized MSRs:
Balance, beginning of quarter	$1,406	1,430	1,397	1,407	1,427
Purchases	7	8	35	25	16
Servicing from securitizations or asset transfers	48	34	69	33	33
Amortization (1)	(100)	(66)	(71)	(68)	(69)
Balance, end of quarter	$1,361	1,406	1,430	1,397	1,407
Fair value of amortized MSRs:
Beginning of quarter	$1,490	1,872	1,813	1,897	2,149
End of quarter	1,401	1,490	1,872	1,813	1,897

(1)	In second quarter 2020, we recorded impairment and associated valuation allowance of $30 million.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

		Quarter ended
(in millions)		Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Servicing income, net:
Servicing fees (1)		$644	758	780	806	830
Amortization (2)		(100)	(66)	(71)	(68)	(69)
Changes due to collection/realization of expected cash flows (3)	(A)	(637)	(564)	(571)	(596)	(561)
Net servicing fees		(93)	128	138	142	200
Changes in fair value of MSRs due to valuation inputs or assumptions (4)	(B)	(1,131)	(3,257)	362	(962)	(1,078)
Net derivative gains (losses) from economic hedges of MSRs		535	3,400	(477)	678	1,155
Market-related valuation changes to MSRs, net of hedge results		(596)	143	(115)	(284)	77
Total servicing income (loss), net		$(689)	271	23	(142)	277
Total changes in fair value of MSRs carried at fair value	(A)+(B)	$(1,768)	(3,821)	(209)	(1,558)	(1,639)

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues, net of unreimbursed direct servicing costs.

(2)	In second quarter 2020, we recorded impairment and associated valuation allowance of $30 million.

(3)	Represents the reduction in the MSR fair value for the cash flows expected to be collected during the period, net of income accreted due to the passage of time.

(4)	Refer to the changes in fair value MSRs table on the previous page for more detail.

(in billions)	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced and subserviced for others	$992	1,041	1,065	1,086	1,112
Owned loans serviced	335	341	343	346	340
Total residential servicing	1,327	1,382	1,408	1,432	1,452
Commercial mortgage servicing:
Serviced and subserviced for others	578	573	575	560	557
Owned loans serviced	125	124	124	122	123
Total commercial servicing	703	697	699	682	680
Total managed servicing portfolio	$2,030	2,079	2,107	2,114	2,132
Total serviced for others, excluding subserviced for others	$1,558	1,602	1,629	1,634	1,655
Ratio of MSRs to related loans serviced for others	0.52%	0.60	0.79	0.76	0.82
Weighted-average note rate (mortgage loans serviced for others)	4.13	4.20	4.25	4.29	4.33

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

		Quarter ended
		Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Net gains on mortgage loan origination/sales activities (in millions):
Residential	(A)	$866	360	503	461	322
Commercial		83	23	101	106	83
Residential pipeline and unsold/repurchased loan management (1)		57	(275)	156	41	76
Total		$1,006	108	760	608	481
Application data (in billions):
Wells Fargo first mortgage quarterly applications		$84	108	72	85	90
Refinances as a percentage of applications		60%	65	51	50	44
Wells Fargo first mortgage unclosed pipeline, at quarter end		$50	62	33	44	44
Residential real estate originations:
Purchases as a percentage of originations		38%	48	50	60	68
Refinances as a percentage of originations		62	52	50	40	32
Total		100%	100	100	100	100
Wells Fargo first mortgage loans (in billions):
Retail		$30	23	27	27	26
Correspondent		28	25	33	30	27
Other (2)		1	—	—	1	—
Total quarter-to-date		$59	48	60	58	53
Held-for-sale	(B)	$43	33	42	38	33
Held-for-investment		16	15	18	20	20
Total quarter-to-date		$59	48	60	58	53
Total year-to-date		$107	48	204	144	86
Production margin on residential held-for-sale mortgage originations	(A)/(B)	2.04%	1.08	1.21	1.21	0.98

(1)	Predominantly includes the results of sales of modified GNMA loans, interest rate management activities and changes in the estimate of our liability for mortgage loan repurchase losses.

(2)	Consists of home equity loans and lines.